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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
PRAXAIR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2005

Dear Praxair Shareholder:

        The Annual Meeting of Shareholders of Praxair, Inc. will be held at 9:30 a.m. on Tuesday, April 26, 2005 in the Grand Ballroom of the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

  1.
  To elect five directors to the Board of Directors.

  2.
  To approve a Non-Employee Directors' Equity Compensation Plan.

  3.
  To ratify the appointment of the independent auditor.

  4.
  To conduct such other business as may properly come before the meeting.

        Only holders of Common Stock of Praxair, Inc. of record at the close of business on March 1, 2005 will be entitled to vote at the meeting or any adjournment thereof.

        It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

  1.
  Electronically on the Internet (if instructions for this method are included in this package), OR

  2.
  By telephone (if instructions for this method are included in this package), OR

  3.
  By signing and dating the proxy/voting instruction card enclosed in this package and returning it in the postage-paid envelope that is provided.

        The giving of such proxy does not affect your right to vote in person if you attend the meeting.

        We encourage you to complete and submit your proxy electronically or by telephone (if those options are available to you) as a means of reducing the Company's expenses related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES T. BREEDLOVE, Vice President, General Counsel and Secretary

March 10, 2005

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL
      MEETING IN PERSON, PLEASE PROMPTLY COMPLETE AND SUBMIT
      A PROXY, EITHER BY INTERNET, BY TELEPHONE OR BY MAIL.

PROXY STATEMENT
TABLE OF CONTENTS

39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

PROXY STATEMENT

Annual Meeting of Shareholders
Tuesday, April 26, 2005

        This statement is furnished to shareholders of Praxair, Inc. ("Praxair" or the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut on April 26, 2005, at 9:30 a.m. or any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 10, 2005. The enclosed proxy is solicited on behalf of the Board of Directors of Praxair.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1:    Election of Directors

        Five directors are to be elected. Praxair's Board of Directors is divided into three classes serving staggered terms. The terms of four of the present directors expire this year and each of them has been nominated for reelection. In addition, your Board proposes the addition of a new director, Mr. José Paulo de Oliveira Alves.

        Your Board recommends that José Alves and Robert L. Wood be elected to serve in the class with terms expiring in 2007, and that Ira D. Hall, Raymond W. LeBoeuf and Wayne T. Smith be elected to serve in the class with terms expiring in 2008. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented beginning at page 16 of this Proxy Statement under the caption "The Board of Directors".

        If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

        To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. See the Vote Counting Rules at page 4 of this Proxy Statement.

Item 2:    Proposal to Approve the Non-Employee Directors' Equity Compensation Plan

        Your Board has approved, subject to the shareholders' approval, a new equity compensation plan for non-employee directors which would replace the Praxair, Inc. 1995 Stock Option Plan for Non-Employee Directors currently maintained by the Company. As under this current stock option plan, the new plan would provide for annual equity grants for each non-employee director but would provide flexibility to consider alternative forms of equity rather than be limited to stock options. The Governance and Nominating Committee of the Board would administer the plan and select the types of grants to be made, which grants may be in the form of stock options, stock, restricted stock or mandatory deferrals into "phantom stock" under the separate deferral plan for non-employee directors of the Company, or a combination of these forms of grant.

        For 2005, the value of grants under the new plan combined with the scheduled April 1st grant under the existing stock option plan would be $70,000 representing a $12,000 increase over the 2004 value of grants under the existing plan (or a 9% increase in total director compensation for 2005 over 2004). With the aid of an external compensation consultant, it was determined that an increase was warranted to keep pace with the median total director compensation at reference group companies and that it was appropriate to provide the entire increase in the form of equity so as to increase the equity/cash mix of the non-employee directors' compensation to further align with shareholder interests.

        More information about the proposal is presented at page 33 of this Proxy Statement. The complete text of the Plan is attached to this Proxy Statement as Appendix 3.

        Your Board recommends that you vote FOR this item 2, the proposal to approve the Non-Employee Directors' Equity Compensation Plan.

        In order for this proposal to be adopted by the shareholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor. See the Vote Counting Rules at page 5 of this Proxy Statement.

Item 3:    Proposal to Ratify the Appointment of the Independent Auditor

        By NYSE and SEC rule, selection of the Company's independent auditor is the direct responsibility of the Audit Committee. Your Board has determined, however, to seek shareholder ratification of that selection as a good practice to provide shareholders an avenue to express their views on this important matter. If shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments. Even if the current selection is ratified by shareholders, the Audit Committee reserves to itself the right to appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

        Information concerning the independent auditor may be found beginning at page 30 of this Proxy Statement under the caption "The Independent Auditor".

        Your Board recommends that you vote FOR this item 3, the proposal to ratify the Audit Committee's selection of the independent auditor.

        In order for this proposal to be adopted by the shareholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor. See the Vote Counting Rules at page 4 of this Proxy Statement.

Item 4:    Other Business

        Praxair knows of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

        Common Stock shareholders of record at the close of business on March 1, 2005 will be entitled to vote at the Annual Meeting. As of that date, a total of 322,749,307 shares of Praxair's Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

Submission of Proxies

        Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that, if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

        The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded.

Voting of Proxies

        All shares entitled to vote and represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual Meeting as indicated on the proxy unless earlier revoked by you. If no instructions are indicated for a matter on an otherwise properly completed proxy from a shareholder of record, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors. See also the Vote Counting Rules at page 5 of this Proxy Statement. Execution of the proxy also confers discretionary authority on the proxy holder to vote your shares on other matters that may properly come before the meeting.

Revocation of Proxy

        You may revoke your proxy at any time before it is voted by filing with Praxair's Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual Meeting.

Voting at the Annual Meeting

        The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

Quorum

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum. The shares represented by withhold votes, abstentions and broker non-votes on filed proxies and ballots will be considered present for quorum purposes (for an explanation of "broker non-votes", see vote counting information below).

Vote Counting Rules

        If you are a shareholder of record and submit a proxy (whether by Internet, telephone or mail) without specifying a choice on any matter to be considered at this meeting, the proxy holders intend to vote your shares according to the Board's recommendation on that matter.

        If you hold your shares in a brokerage account, then, under New York Stock Exchange rules and Delaware corporation law,

  1.
  With respect to Item #1 (Election of Directors), your broker is entitled to vote your shares on this matter if no instructions are received from you. Abstentions may not be specified as to the election of directors.

  2.
  With respect to Item #2 (Approval of the Non-Employee Directors' Equity Compensation Plan), your failure to give voting instructions to your broker will result in a so-called "broker non-vote" (since your broker is not entitled to vote your shares on this matter unless it receives instructions from you). Broker non-votes and abstentions are not considered votes cast and, therefore, will be counted neither for nor against these matters.

  3.
  With respect to Item #3 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on this matter if no instructions are received from you. Abstentions are not considered votes cast and, therefore, will be counted neither for nor against this matter.

        If you hold your shares in the Praxair, Inc., Praxair Distribution, Inc., Praxair Healthcare Services, Inc., Praxair Puerto Rico, Inc., or the Dow Chemical Company Employees' savings plan, and if the plan trustee receives no voting instructions from you, then, under the applicable plan trust agreement, the plan trustee must vote your shares in the same proportion on each matter as it votes the shares for which it has received instructions.

HOW TO RECEIVE YOUR ANNUAL REPORT AND
PROXY STATEMENT ON-LINE

        Save Praxair future postage and printing expense by consenting to receive future annual reports, meeting notices, and proxy statements on-line on the Internet.

        Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. (For some shareholders, this option is only available if you vote by Internet.)

        If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

        If you consent, your account will be so noted and, when Praxair's 2005 Annual Report, meeting notice, and the Proxy Statement for the 2006 Annual Meeting of Shareholders become available, you will be notified on how to access them on the Internet. Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.

        If you do elect to receive your Praxair materials via the Internet, you can still request paper copies by contacting the Investor Relations Department at Praxair, Inc., 39 Old Ridgebury Road, M-2, Danbury, CT 06810-5113.

SHAREHOLDERS SHARING AN ADDRESS

        If you share an address with another shareholder, you may receive only one set of proxy materials (including this proxy statement and the annual report to shareholders) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us at the address cited above.

        Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us at the above address to request delivery of a single copy of these materials.

SHARE OWNERSHIP

Principal Holders

        The only person known by Praxair to be a beneficial owner of more than five percent of Praxair's Common Stock (par value $0.01) is the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding(a)
FMR Corp. 82 Devonshire Street, Boston, MA 02109	20,564,827(b)	6.3%

Notes:	(a)	Based on 323,620,778 total shares outstanding on December 31, 2004 excluding shares held for the account of Praxair.
	(b)	Holdings as of December 31, 2004 as reported in SEC Schedule 13G by FMR Corp. According to this report, FMR Corp. had sole voting power as to 1,031,577 shares and sole investment power as to 20,564,827 shares.

Directors and Executive Officers

        As of March 1, 2005, Directors and Executive Officers of Praxair beneficially owned shares of Praxair's Common Stock (par value $0.01) as follows. Directors and all executive officers as a group, 18 persons, beneficially owned 1.1% of the outstanding shares as of that date. Directors, the Director-nominee, and all elected officers as a group, 31 persons, beneficially owned 1.4% of the outstanding shares as of that date.

		SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS(4)
Name	Position	Common Stock(1)	Deferred Stock(2)	Total	Stock Options(3)
Dennis H. Reilley	Chairman, President and Chief Executive Officer	115,449	74,725	190,174	1,614,999
Stephen F. Angel	Executive Vice President	42,544	52,266	94,810	616,666
James S. Sawyer	Senior Vice President and Chief Financial Officer	21,760	16,500	38,260	126,933
Ricardo S. Malfitano	Senior Vice President	25,323	4,966	30,289	211,999
James J. Fuchs	Vice President, and President North American Industrial Gases	16,368	540	16,908	181,999
José Alves	Nominee	1,240	0	1,240	0
Claire W. Gargalli	Director	3,451	8,218	11,669	35,000
Ira D. Hall	Director	1,500	0	1,500	0
Ronald L. Kuehn, Jr.	Director	10,602	34,523	45,125	35,000
Raymond W. LeBoeuf	Director	2,000	29,085	31,085	35,000
G. Jackson Ratcliffe, Jr.	Director	3,737	49,945	53,682	30,000
Wayne T. Smith	Director	10,000	10,660	20,660	10,000
H. Mitchell Watson, Jr.	Director	2,420	24,793	27,213	25,000
Robert L. Wood	Director	1,200	0	1,200	0

Total		257,594	306,221	563,815	2,922,596

Directors and Executive Officers as a group	(18 persons)	285,584	317,702	603,286	3,176,361
Directors, the Director-nominee, and all elected officers as a group	(31 persons)	377,800	440,380	818,180	4,016,860

Notes:	1)	Amounts reported as Common Stock include 50,000 restricted shares for which Mr. Reilley has sole voting power and which vest in stages beginning in 2006. Reported shares also include 30,000 restricted shares for which Mr. Angel has sole voting power and which vest in stages beginning in 2007.
	2)	Deferred Stock represents stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Holders have no voting rights with respect to Deferred Stock. The value of Deferred Stock units varies with the price of Praxair's common stock and, at the end of the deferral period, the units are payable in stock.
	3)	Stock Options represent shares that may be acquired upon exercise of options exercisable within 60 days of March 1, 2005.

CORPORATE GOVERNANCE AND BOARD PRACTICES

Praxair's Governance Principles

        Praxair operates under Governance Guidelines which are set forth in Appendix 1 to this Proxy Statement and posted at Praxair's public website, www.praxair.com. Consistent with those guidelines, your Board has adopted the following policies and practices, among others:

        Business Integrity and Ethics.    One of your Board's first acts upon Praxair's launch as a public company was to adopt policies and standards regarding Compliance with Laws and Business Integrity and Ethics. The current version of the Board's policy in these areas is posted at Praxair's website, www.praxair.com. This Code of Ethics applies to Praxair's directors and to all employees, including Praxair's Chief Executive Officer, Chief Financial Officer, and Controller.

        Compliance with NYSE Corporate Governance Listing Standards.    Praxair complies with the New York Stock Exchange's Corporate Governance Listing Standards. As required by NYSE rules, on August 9, 2004 the Company submitted to the NYSE an unqualified CEO annual certification of such compliance and expects to do so again within 30 days after the Annual Meeting of Shareholders.

        Praxair has also filed with its Annual Reports on Form 10-K for both 2003 and 2004 the CEO and CFO certifications (regarding the quality of the Company's financial statements and its disclosure controls and procedures) required by §302 of the Sarbanes-Oxley Act of 2002 (as implemented by SEC Rule 13a-14(a) of the Securities Exchange Act of 1934).

        Director Independence.    Your Board has adopted independence standards for service on Praxair's Board of Directors and these are set forth in Appendix 2 to this Proxy Statement and posted at Praxair's public website, www.praxair.com. Your Board has applied these standards to all of the incumbent non-employee directors, and the non-incumbent nominee, Mr. Alves, and has determined that all of them are independent. Your Board is not otherwise aware of any relationship with the Company or its management that could potentially impair a director's exercise of independent judgment. See also information presented in this section under the caption "Certain Relationships and Transactions".

        Board Leadership.    The independent directors have elected G. Jackson Ratcliffe, Jr. as Executive Session Presiding Director. Mr. Ratcliffe presides over private meetings of the independent directors and performs other duties, including conducting a formal performance review of the Chief Executive Officer.

        Mandatory Director Retirement.    Your Board has adopted a policy whereby no director who has attained the age of 72 may serve on the Praxair Board. Your Board also has a policy against service on the Board by an officer of the Company after his/her retirement, resignation or removal as an officer.

        Limits to Service on Other Boards.    Your Board has established a policy whereby no non-employee director may serve on more than five additional public company Boards and no member of the Audit Committee may serve on more than two additional public company audit committees. Also, the Chief Executive Officer may not serve on more than two other public company Boards.

        Director Nomination Process.    The Governance and Nominating Committee has responsibility for the Director nomination process. Its charter from the Board may be found in the Governance section of Praxair's public website, www.praxair.com.

        All of the members of this Committee are independent within the meaning the Board's Independence Standards (Appendix 2 to this Proxy Statement), which standards meet or exceed those contained in the New York Stock Exchange's Listing Standards.

        The Governance and Nominating Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to the Secretary of Praxair and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered by the Governance and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary on or before the date specified on page 36 of this Proxy Statement under the caption "Shareholder Proposals for the 2006 Annual Meeting."

        The Committee believes that the minimum qualifications that must be met by any director nominee include a strong record of integrity and ethical conduct, a record of accomplishment, lack of conflicts that might interfere with the nominee's exercise of independent judgment on matters affecting the Company or its shareholders, and a willingness and ability to represent all shareholders of the Company.

        The qualities and skills necessary in a director nominee are governed by the specific needs of the Board at the time the Committee determines to add a director to the Board. The specific requirements of the Board will be determined by the Committee and will be based on, among other things, the Company's then existing strategies and business, market, geographic and regulatory environments, and the mix of perspectives, experience and competencies then represented by the other Board members; and will take into account the Chief Executive Officer's views as to areas in which management desires additional advice and counsel.

        When the need to recruit a director arises, the Committee will consult the other directors, the Chief Executive Officer and, on occasion, fee-paid third party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate's reputation and background, examination of the candidate's experiences and skills in relation to the Board's requirements at the time, consideration of the candidate's independence as measured by the Board's independence standards, and other considerations as the Committee deems appropriate at the time. Prior to formal consideration by the Committee, any candidate who passes such screening would be interviewed by the Committee (or the Committee Chairman) and by the Chief Executive Officer.

        Messrs. Hall and Wood were recommended to the Governance and Nominating Committee after interviews by both the Chief Executive Officer and the Chairman of the Committee and Executive Session Presiding Director. Mr. Alves was among candidates identified by the Company's Business Advisory Council for South America, a private, un-official organization sponsored by Praxair, Inc. and its Brazilian subsidiary, White Martins Gases Industriais Ltda., and composed of prominent business, political and academic leaders in South America. After candidate interviews by the Chief Executive Officer in Brazil, the Chairman of the Committee and Executive Session Presiding Director interviewed Mr. Alves leading to the recommendation to the Governance and Nominating Committee that he be considered for nomination. No fee was paid to any third party to assist in identifying or evaluating potential nominees, including with respect to the foregoing nominees.

        Communications with the Board.    Your Board believes that the most efficient means for shareholders and other interested parties to raise issues and questions and to get a response is to direct such communications to the Company through its Investor Relations Department or other methods as described in the Contact Us section of the Company's public website, www.praxair.com.

        If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Company's Board of Directors, then the following means are available. To insure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board:

(1)
Telephone (Voice Mail):
1-800-719-0719 within the U.S.A., or
+1(203)837-2960 for outside the U.S.A.

(2)
Mail:
Praxair, Inc.
Attn: Board of Directors
P.O. Box 2478
Danbury, CT, U.S.A. 06813-2478

(3)
E-mail:
praxair_integrity@praxair.com

        The above addresses are supervised by the Company's Security Department which will promptly forward to the Corporate Secretary's Office any communication intended for the Board.

        The Corporate Secretary's Office will collect and organize all such communications, deleting any that are sales or other solicitations and any which contain offensive material. A summary of communications received will be periodically provided to the Executive Session Presiding Director who will make the final determination regarding the disposition of any such communication.

        Your Board believes that the Company should speak with one voice and has empowered management to speak on the Company's behalf subject to the Board's oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.

        Director Attendance at the Annual Shareholders' Meeting.    Absent extenuating circumstances, each member of the Board is expected to attend the Annual Meeting of Shareholders. Each of the then incumbent directors (9) attended the 2004 meeting.

        Policy Statement on Rights Agreements.    Your Board will adopt or materially amend a Stockholder Protection Rights Agreement only if, in the exercise of its fiduciary responsibilities under Delaware law, and acting by a majority of its independent directors, it determines that such action is in the best interests of Praxair's shareholders. If the Board adopts or materially amends a Stockholder Protection Rights Agreement, it will submit such action to a non-binding shareholder vote as a separate ballot item at the first annual meeting of shareholders occurring at least six months after such action.

        Director Stock Ownership Guidelines.    Your Board has adopted a policy whereby directors must acquire and hold during their service as a Praxair Board member shares of the Company's stock equal in value to at least 5 times the base cash retainer for directors. Directors have five years from their initial election to meet this guideline (or, for incumbent directors as of October 2002, until October 2007). As shown in the stock ownership table presented at page 7 of this Proxy Statement under the caption "Share Ownership", all directors have met this guideline or are within the compliance period; and most substantially exceed the guideline. In addition, any new director elected after October 2002 must, no later than the date of his/her election, acquire, using his/her own personal resources, shares of the Company's stock equal in value to the base cash retainer then in effect.

        Executive Stock Ownership Guidelines.    Your Board believes that it is important for Executive Officers to acquire a substantial ownership position in Praxair. In this way, their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives' attention on managing Praxair as equity owners.

        Accordingly, stock ownership guidelines have been established for the Company's officers as follows. Twenty-two executives are currently covered under this stock ownership policy. Individuals are expected to meet the applicable guideline no more than five years after first becoming subject to it.

Value of Shares Owned
Chief Executive Officer	5.0x Base Salary
Executive Vice Presidents	3.0x Base Salary
Chief Financial Officer	3.0x Base Salary
Proxy-Named Senior Vice Presidents	3.0x Base Salary
Other Executive Officers	1.5x Base Salary
Other Officers	1.0x Base Salary

        As of the date of this Proxy Statement, all covered individuals have met or exceeded their guidelines, where permitted by law, or are within their transition period. Stock ownership of the five most highly compensated Executive Officers in 2004 can be found in the table presented at page 7 of this Proxy Statement under the caption "Share Ownership."

        Succession Planning and Personnel Development.    Under the leadership of the Compensation and Management Development Committee, it is your Board's practice to annually conduct a formal Succession Planning and Personnel Development session in which evaluations of senior executives are reviewed with respect to their potential for promotion into senior leadership positions, including that of the CEO. In addition, a wide variety of senior executives are purposely exposed to your Board by way of Board and Committee presentations and directors have unrestricted access to management for management assessment and development as well as for information gathering.

        CEO Performance Evaluation.    Your Board has in place a process whereby the Executive Session Presiding Director conducts a formal performance review at least annually of the Chief Executive Officer taking into account the views of all of the other independent directors. This is in addition to the evaluation inherent in the Compensation and Management Development Committee's determination of performance-based variable compensation each year.

        Strategy Review and Oversight.    It is your Board's practice to conduct a full day session at least annually to review the strategies of the Company overall and of its key business components; and to provide advice and counsel to management regarding the strategic issues facing the Company. Throughout the year, management reports to your Board on the status of significant strategic initiatives and issues.

        Board Effectiveness Assessment.    As set forth in the Corporate Governance Guidelines, and under the leadership of the Governance and Nominating Committee, your Board assesses its effectiveness at least annually. Typically, this assessment includes evaluating its effectiveness in the areas of Performance of Core Responsibilities, Decision-making Support, the Quality of Deliberations, and Director Performance, as well as consideration of additional Board practices and policies recommended as best practices by recognized governance authorities including national and international guidelines, standards and codes. In addition, directors are given measures of individual director effectiveness for purposes of self-assessment, reflection and self-improvement.

        Auditor Independence.    Your Board recognizes the importance of insuring the independence of the Company's outside auditor. See page 30 of this Proxy Statement under the caption "The Independent Auditor" for a summary of some of the policies designed to monitor and support such independence.

        Director Compensation.    No director who is an employee of Praxair is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee directors consists of an annual retainer of $55,000, a $1,500 fee for each Board meeting attended, and a $1,500 fee for each committee meeting attended. A director who is also chairman of a Board committee is paid an additional $10,000 annual retainer. Effective January 1, 2005, this Committee Chair retainer premium is $15,000 for the chairman of the Audit Committee. Effective January 1, 2005, the Executive Session Presiding Director is paid a $10,000 annual retainer in addition to any other fees that may be due, which represents an increase of $5,000 over the retainer premium in effect during 2004. Directors are reimbursed for travel expenses incurred on behalf of Praxair and, from time to time, Praxair may sponsor a director's participation in third party-supplied continuing education related to the director's Board or Committee service.

        Each active non-employee director is a participant in the 1995 Stock Option Plan for Non-Employee Directors of Praxair, Inc. On or about April 1st of each year, each Stock Option Plan participant is granted options to purchase 5,000 shares of Praxair's Common Stock. The exercise price of each option is 100% of the closing price of Praxair's stock as reported by the New York Stock Exchange on the date of grant. Each option granted under the Stock Option Plan becomes exercisable on the second anniversary of its date of grant and expires ten years from the date of grant. The plan contains provisions regarding the exercisability and termination of outstanding options in the event of termination of service, retirement, disability, death and change in control of Praxair. Should shareholders approve the Non-Employee Directors' Equity Compensation Plan that is proposed elsewhere in this Proxy Statement, that new plan will replace the above-described 1995 Stock Option Plan for Non-Employee Directors.

        A Directors' Fees Deferral Plan is also available for non-employee directors. Under this plan, non-employee directors may, prior to the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees earned in that year. This deferred payment date is fixed by the director at the time of his or her deferral election. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings based upon a "Cash Account", which earns interest at the prime rate, or a "Stock Unit Account", the value of which varies with the market price of Praxair's common stock. Stock Unit Accounts are also credited with additional stock units whenever dividends are paid on Praxair's common stock. Stock units provide directors the economic equivalent of stock ownership except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The "Cash Account" is paid to the director in cash on the designated payment date. The "Stock Unit Account" is paid in the form of Praxair common stock.

Certain Relationships and Transactions.

        G. Jackson Ratcliffe, Jr.'s son-in-law is employed by the Company and, during 2004, was a plant manager in the Company's Surface Technologies subsidiary with cash compensation in the range of $95,000 to $110,000. Such non-executive employment does not violate the Board's independence standards for service on the Board and the Board has determined that such relationship does not otherwise impair Mr. Ratcliffe's ability to exercise independent judgement as a director.

        Acting through his wholly-owned Brazilian company, the brother-in-law of a Company Executive Officer, Domingos H. G. Bulus, sold to a Brazilian affiliate of White Martins Gases Industriais Ltda. ("White Martins", the Company's Brazilian subsidiary) high and low pressure industrial gases cylinders. The transaction amount was Reais200,000 (or $76,000 at an exchange rate of Reais2.63:US$1), priced on an arm's length basis and representing market value for the assets. The transaction was conducted under standard commercial terms. Under the facts and circumstances of the case, this transaction was deemed to not be a conflict of interest requiring a waiver under the Company's Compliance with Laws and Business Integrity and Ethics Policy.

        Board Committees.    The Board currently has four standing Committees as described in the nearby table and each is comprised of only independent directors. The Charters for each of these Committees may be found in the Governance section of Praxair's public website,www.praxair.com.

Meetings and Current Members	Summary Responsibilities
AUDIT COMMITTEE Meetings in 2004: 4 Current Members: H. Mitchell Watson, Jr., Chairman Raymond W. LeBoeuf Wayne T. Smith Robert L. Wood	Assists the Board in its oversight of (a) the independence, qualifications and performance of Praxair's independent auditor, (b) the integrity of Praxair's financial statements, (c) the performance of Praxair's internal audit function, and (d) Praxair's compliance with legal and regulatory requirements. In furtherance of these responsibilities, the Committee, among other duties,
	(1)	appoints the independent auditor to audit Praxair's financial statements, approves the fees and terms of such engagement, approves any non-audit engagements of the independent auditor, and meets regularly with, and receives various reports from, the independent auditor. The independent auditor reports directly to the Audit Committee;
	(2)	reviews Praxair's principal policies for accounting and financial reporting and its disclosure controls and processes, and reviews with management and the independent auditor Praxair's annual financial statements prior to their publication;
	(3)	reviews assessments of Praxair's internal controls, the performance of the Corporate Audit function, and the guidelines and policies by which Praxair undertakes risk assessment and risk management; and
	(4)	reviews the effectiveness of Praxair's compliance with laws, business conduct, integrity and ethics policies and programs.
COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE Meetings in 2004: 5 Current Members: Ronald L. Kuehn, Jr., Chairman Claire W. Gargalli Raymond W. LeBoeuf G. Jackson Ratcliffe, Jr.
Assists the Board in its oversight of (a) Praxair's compensation and incentive policies and programs, and (b) management development and succession, in both cases particularly as they apply to Praxair's Executive Officers. In furtherance of these responsibilities, the Committee, among other duties,
	(1)	determines Praxair's policies relating to the compensation of the Executive Officers and assesses the competitiveness and appropriateness of their compensation and benefits;
	(2)	approves corporate goals relevant to the Chief Executive Officer's ("CEO") compensation, evaluates the CEO's performance in light of these goals and sets the CEO's compensation accordingly;
	(3)	reviews management's long-range planning for executive development and succession, and develops a CEO succession plan; and
	(4)	reviews Praxair's management incentive compensation and equity compensation plans and oversees their administration.

GOVERNANCE & NOMINATING COMMITTEE Meetings in 2004: 5 Current Members: G. Jackson Ratcliffe, Jr., Chairman Ira D. Hall Wayne T. Smith H. Mitchell Watson, Jr.	Assists the Board in its oversight of (a) the selection, qualifications, compensation and performance of Praxair's directors, (b) Praxair's governance, including the practices and effectiveness of the Board, and (c) various important public policy concerns that affect the corporation. In furtherance of these responsibilities, the Committee, among other duties,
	(1)	recommends to the Board nominees for election as directors, and periodically reviews potential candidates, including incumbent directors;
	(2)	reviews policies with respect to the composition, organization and practices of the Board, and developments in corporate governance matters generally; and
	(3)	reviews Praxair's policies and responses to important social, political and public issues, including equal employment opportunity, charitable contributions, legislative issues, and important shareholder issues, including management and shareholder proposals offered for shareholder approval.
FINANCE & PENSION COMMITTEE Meetings in 2004: 3 Current Members: Claire W. Gargalli, Chairman Ira D. Hall
Assists the Board in its oversight of (a) Praxair's financial position and financing activities, (b) Praxair's financial risk management policies and activities, and (c) the ERISA-qualified, funded plans sponsored by Praxair. In furtherance of these responsibilities, the Committee, among other duties,
Ronald L. Kuehn, Jr. Robert L. Wood
	(1)	monitors Praxair's financial condition and its requirements for short and long term financing, and reviews, and recommends to the Board, the amounts, timing, types and terms of public stock issues and public and private debt issues;
	(2)	reviews Praxair's foreign exchange and interest rate exposures, the results of its foreign exchange, interest rate and derivatives hedging activities, and Praxair's practices for managing insurable risks;
	(3)	reviews Praxair's policies on dividends and stock repurchases; and
	(4)	reviews the investment performance, administration and funded status of Praxair's funded benefit plans and appoints administration and investment committees to act as fiduciaries of such plans.

THE BOARD OF DIRECTORS

        The following pages present information about the persons who comprise Praxair's Board of Directors; including the four nominees for reelection. Information is also provided concerning the non-incumbent nominee for election, Mr. Alves. During 2004, the Board held eight meetings.

Director Attendance

        During his current term to date, each nominee for reelection attended Board meetings and meetings of committees of which he is a member as follows: Mr. Hall, 100%; Mr. LeBoeuf, 100%; Mr. Smith, 98%; and Mr. Wood, 100%. Mr. Alves is not yet a director and has not attended any meetings. During this same period, the continuing directors collectively attended 98.8% of such meetings.

The Directors

JOSÉ PAULO DE OLIVEIRA ALVES Nominee for initial election as a director	Age 59 Consultant since 2003

Mr. Alves served as Chief Executive Officer of CSN LLC, USA, the U.S. operation of Brazil's Companhia Siderúrgica Nacional, from 2001 through 2003. In addition, he served as Executive Officer of the New Business Sector of Companhia Siderúrgica Nacional from June 1999 through 2003, and as its Executive Officer of the Infrastructure/Energy Sector from May 1998 through July 2002. Prior to 2004 and representing CSN's holdings, Mr. Alves was Chairman of Eletropaulo Metropolitana SA (electricity distribution company) and MRS Logistica SA (railway/logistics company), as well as an Alternate Director of Cia Vale do Rio Doce (CVRD).

CLAIRE W. GARGALLI Director Since 1992	Age 62 Term Expires 2006
Director of Various Corporations

Ms. Gargalli served as Vice Chairman, Diversified Search Companies from 1990 to 1998.

Ms. Gargalli is a trustee emeritus of Carnegie Mellon University and Middlebury College and she is also a director of Baker Hughes, Inc. and UNOVA, Inc.

IRA D. HALL Director Since 2004	Age 60 Term Expires 2005
Senior Advisor to Utendahl Capital Management, L. P. since January 1, 2005

Mr. Hall was President and Chief Executive Officer of Utendahl Capital Management, L. P. from 2002 through 2004. From 1999 to 2001, Mr. Hall served as Treasurer of Texaco Inc., and from 1998 to 1999 he was General Manager, Alliance Management of Texaco Inc. Prior to joining Texaco, Mr. Hall held several positions with International Business Machines.

Mr. Hall is a director of Pepsi Bottling Group Inc., The Reynolds & Reynolds Company and Imagistics International, Inc. He is the immediate past chairman of the board of the Executive Leadership Council and currently serves on its board. He also serves on the Dean's Advisory Council of the Stanford Graduate School of Business.

RONALD L. KUEHN, JR. Director Since 1992	Age 69 Term Expires 2007
Chairman of El Paso Corporation since March 2003

Mr. Kuehn was Chairman, President and Chief Executive Officer of Sonat Inc. from 1986 until its merger with El Paso Corporation in 1999. He served as Chairman of El Paso Corporation through 2000, as its Lead Director in 2002 and 2003, and as interim Chief Executive Officer from March through August 2003.

Mr. Kuehn is also a director of AmSouth Bancorporation, and Dun and Bradstreet Corporation.

RAYMOND W. LEBOEUF Director Since 1997	Age 58 Term Expires 2005
Chairman and Chief Executive Officer of PPG Industries, Inc. since 1997

In 1995, Mr. LeBoeuf was elected President and Chief Operating Officer and a director of PPG Industries, Inc. and he assumed his current positions in 1997.

Mr. LeBoeuf is a director of ITT Industries, Inc., a trustee of Robert Morris University and a board member of The Business Roundtable.

G. JACKSON RATCLIFFE, JR. Director Since 1992	Age 68 Term Expires 2006
Director of Various Corporations
Executive Session Presiding Director of Praxair since 2002

Mr. Ratcliffe was President and Chief Executive Officer of Hubbell Incorporated from 1987 until 2001, and its Chairman of the Board from 1987 until 2004.

Mr. Ratcliffe is also a director of Barnes Group, Inc., Hubbell Incorporated and Sunoco, Inc.

DENNIS H. REILLEY Director Since 2000	Age 52 Term Expires 2006
Chairman, President and Chief Executive Officer of Praxair since 2000

Mr. Reilley assumed his current positions when he joined Praxair in 2000. Beginning in 1989, he held senior management positions in DuPont Co., and in May 1999, Mr. Reilley was appointed Executive Vice President and Chief Operating Officer of DuPont with responsibility for Pigments and Chemicals, Specialty Polymers, Nylon and Polyester.

Mr. Reilley is past Chairman of the American Chemistry Council and a member of The Business Roundtable. He also is a director of Entergy Corporation, Marathon Oil Company and The Conservation Fund.

WAYNE T. SMITH Director Since 2001	Age 59 Term Expires 2005
Chairman, President and Chief Executive Officer of Community Health Systems, Inc. since 2001

In 1997, Mr. Smith was elected President and then Chief Executive Officer and a director of Community Health Systems, Inc. Prior to joining Community Health Systems, he served as Chief Operating Officer, President, and a director of Humana Inc.

Mr. Smith is a director of Almost Family, Inc. and a current member of the Board, and past Chairman, of the Federation of American Hospitals.

H. MITCHELL WATSON, JR. Director Since 1992	Age 67 Term Expires 2007
President, Sigma Group of America since 1992

Mr. Watson is the former President and Chief Executive Officer of ROLM Company.

Mr. Watson is also a director and the non-executive Chairman of MAPICS, Inc., and a director of Community Health Systems, Inc.

ROBERT L.WOOD Director Since 2004	Age 50 Term Expires 2005
Chairman, President and Chief Executive Officer of Crompton Corporation since 2004

Mr. Wood became President and Chief Executive Officer of Crompton Corporation in January 2004 and was appointed to the additional post of Chairman in April. Prior to joining Crompton Corporation, Mr. Wood served in senior management positions at Dow Chemical Company, most recently as business group president for Thermosets and Dow Automotive from November 2000.

Mr. Wood is also a director of Jarden Corporation and a board member of the American Chemistry Council, and has served as chairman of the American Plastics Council.

EXECUTIVE OFFICERS

        The following Executive Officers have been elected by the Board of Directors and serve at the pleasure of the Board. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders.

        Stephen F. Angel, 49, is Executive Vice President of Praxair. Prior to joining Praxair in that capacity, Mr. Angel was General Manager for the General Electric Company Industrial Systems Power Equipment business. From 1996 to 1999, he was General Manager, Marketing and Sales, for GE's Transportation Systems business. He assumed his current position in 2001. He is also on the Board of the National Association of Manufacturers.

        James T. Breedlove, 57, is Vice President, General Counsel and Secretary of Praxair. Prior to joining Praxair, Mr. Breedlove was Senior Vice President and General Counsel at GE Equipment Services from 2002, and from 1992 to 2002, he served as a Senior Vice President of a division of General Electric Capital Corp. He assumed his current positions in November 2004.

        Domingos H. G. Bulus, 43, is President of White Martins Gases Industriais Ltda. ("White Martins"), Praxair's Brazilian subsidiary, and is a Vice President of Praxair, Inc. He served as President of Praxair Asia, Inc. from 2001 to 2003. Mr. Bulus also served as Executive Director of the Andean Treaty region for White Martins from 1996 to 2001. He assumed his current position in 2003.

        Patrick M. Clark, 43, is a Vice President of Praxair and its Controller. Prior to joining Praxair in those capacities, Mr. Clark was, since 1997, Vice President, Finance and Chief Financial Officer of Enodis North America, a subsidiary of Enodis Plc., a global manufacturer of food equipment. He assumed his current positions in 2002.

        James J. Fuchs, 52, is a Vice President of Praxair, President of North American Industrial Gases, and President, Praxair Canada Inc. Prior to these assignments, Mr. Fuchs served Praxair Asia as a Vice President from 1996 and then as its President from 1998. He assumed his current positions in 2001.

        Randy S. Kramer, 52, is a Vice President of Praxair and, since 2004, President, Praxair Europe. In 1999, he was elected a Vice President of the Corporation responsible for carbon dioxide products and services, and then for U.S. food and beverage marketing and sales. Mr. Kramer led Praxair's procurement organization in 2000 and, in 2001, he was appointed as Praxair's Vice President of Sales.

        Ricardo S. Malfitano, 46, is a Senior Vice President of Praxair. Mr. Malfitano was President of White Martins Gases Industriais Ltda. ("White Martins"), Praxair's Brazilian subsidiary, and President, Praxair South America from 2001 to 2003. He served as President, North American Industrial Gases and President, Praxair Canada Inc. from 1998 to 2001. Mr. Malfitano also served as Chief Operating Officer of White Martins from 1997 to 1998. He assumed his current position in 2003.

        Dennis H. Reilley, 52. See description under "The Board of Directors."

        James S. Sawyer, 48, is a Senior Vice President of Praxair and its Chief Financial Officer. Mr. Sawyer served as a Vice President of Praxair and as its Assistant Treasurer and then Treasurer from 1992 upon Praxair's launch as a public company until 2000. He was designated Chief Financial Officer in 2000.

        Wayne J. Yakich, 47, is a Vice President of Praxair and President, Praxair Distribution, Inc. Mr. Yakich was formerly Vice President, Business Operations for Praxair Distribution. He assumed his current positions in 2000.

SHAREHOLDER RETURN

COMPARISON OF CUMULATIVE TOTAL RETURN1 AMONG PRAXAIR, INC.,
S&P 500 INDEX and S5 MATERIALS INDEX2

  ASSUMES $100 INVESTED ON DECEMBER 31ST OF THE START YEAR IN PRAXAIR COMMON STOCK,
  THE S&P 500 INDEX AND THE S5 MATERIALS INDEX.

Notes:	1)	Total return assumes reinvestment of dividends.
	2)	The S5 Materials Index is a published index which covers 32 companies, including Praxair.

EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report on Executive Compensation

        The Compensation and Management Development Committee consists of four non-management directors appointed by your Board who meet the independence requirements of the New York Stock Exchange and your Board's own standards for director independence as set forth at Appendix 2 of this Proxy Statement. The Committee's responsibilities are to assess the competitiveness and appropriateness of, determine, and authorize Executive Officer salaries, variable compensation, long term incentive plan awards, terms of employment, retirement or severance, benefits and perquisites. These responsibilities are reflected in the Committee's Charter which is posted at the Company's website, www.praxair.com.

Executive Compensation Policies and Practices

        Praxair's executive compensation policies are designed to: (1) motivate executives to deliver strong business performance; (2) attract and retain a highly qualified executive team; (3) reward individual performance; and (4) create alignment with shareholder interests through executive ownership of stock.

        The Committee uses the services of an outside compensation consultant to evaluate and provide advice on the appropriateness of the Company's compensation practices and to provide benchmarking data on compensation practices at other companies. The Committee, under advice of its consultant, has selected a group of 28 companies from various industries believed to be representative of the companies from which the company draws its key talent, as well as additional external market data to use as references when evaluating competitive pay practices for officer positions. The consultant's database is used to supply the external market data, which has been adjusted to account for differences in revenue between companies. The companies chosen for this compensation reference data are not necessarily those represented in the shareholder return comparisons elsewhere in this Proxy Statement. For purposes of this shareholder return comparison, the Company uses an index focussed on the basic materials industry, based on the belief that an industry index is an appropriate peer group for investment comparisons.

        In determining the total compensation for each Executive Officer, the Committee considers the mix of base salary, variable compensation and long term incentives. It targets total compensation for the Company's Executive Officers at or about the median level per the reference data. However, primarily because of the large performance-based variable compensation component of the Company's executive compensation program, total compensation for any executive may be above or below the median, based on individual, business unit or total company performance for any given year.

Elements of the Executive Compensation Program

        Praxair's executive compensation program consists of the following elements:

  1.
  Base Salary. The Committee reviews salaries for Executive Officers annually and adjustments are made based on reference data and individual performance.

  2.
  Performance-Based Annual Variable Compensation. Prior to the beginning of the performance year, the Committee sets a targeted variable compensation level as a percentage of base salary. The target payout percentages for the Executive Officers range from 45 percent of base salary up to a high of 105 percent of base salary for Mr. Reilley. The Committee establishes both financial and non-financial measures of performance on which to determine annual variable compensation payouts. For 2004, the three financial measures for judging performance were growth in revenue, net income after tax and cash flow. The Committee also established several non-financial measures for 2004: results in safety and environmental compliance, Six Sigma performance, an assessment of strategic positioning of the business for long term performance, consideration of performance relative to peer companies, and people excellence in succession planning and workforce development.

  3.
  Long Term Incentive Compensation. The Company currently uses stock options as its primary long term compensation vehicle although the Committee does from time to time consider alternate forms such as restricted stock. The Committee determines a grant size for each Executive Officer, including the CEO, based on competitive market data.

  4.
  Other Compensation. The Committee, on occasion, may authorize typical benefit programs that are considered competitive for executives. Currently, the benefits offered for Executive Officers include financial counseling and, on a case-by-case basis, non-standard relocation benefits to facilitate transition to new responsibilities. As disclosed elsewhere in this Proxy Statement, the Committee has also authorized certain security and time management related expenses in circumstances where it deems such expenses to be in the best interests of the Company. In addition to those benefits available generally to all salaried employees, Executive Officers are eligible for non-qualified company match for 401(k) and a non-qualified pension plan (in addition to qualified plans). In addition, officers of the Company are entitled to special severance in case of a change-in-control, with a dual trigger component.

Review of Annual Compensation Actions

        Salaries:    At its December 2004 meeting, the Committee reviewed the annual base salaries for the Executive Officers and for Mr. Reilley in comparison to the reference group data provided by its consultant. The Committee approved salary adjustments for the Executive Officers based on their individual performance and their salaries relative to market. Mr. Reilley's base salary will be adjusted by 4.8% on an annualized basis, effective April 1, 2005, to reflect Mr. Reilley's personal performance.

        Target Variable Compensation for 2005:    The Committee also considered the target percent-of-salary bonus for each Executive Officer for the 2005 fiscal year and made several adjustments to reflect market data. Mr. Reilley's target performance-based variable compensation opportunity remained unchanged at 105% of base salary.

        Variable Compensation for 2004 Performance:    At its January 2005 meeting, the Committee evaluated the Company's 2004 performance against its 2004 Annual Business Plan and considered the individual performance of each of the Executive Officers. The Committee concluded that the Company achieved improved performance in 2004 compared to 2003 and had exceeded the financial goals for revenue growth, net income and cash flow previously established as variable compensation measures for 2004 performance. The Committee also noted that the Company had delivered both earnings growth and stock appreciation at or above the returns of its industry competitors and had outperformed most of the thirty members of the Dow Jones Industrial Index. In addition, the Committee judged that performance against pre-established non-financial goals was above standard and, consequently, should be a positive factor in determining variable compensation. Based on the Company's financial and non-financial performance against goals for the fiscal year 2004 and the Committee's assessment of Mr. Reilley's individual performance, in that relative order, Mr. Reilley's variable compensation was established at $2,205,000. Based on similar considerations, the Committee awarded 2004 performance-based variable compensation to other Executive Officers above the target payout.

        Long Term Incentive Grants:    The Committee granted stock options to Mr. Reilley and the other Executive Officers in February 2004. Mr. Reilley was granted options on 400,000 shares. The amount of these grants to each Executive Officer, including the CEO, was based on a competitive evaluation of the long term incentive component of compensation for each Executive Officer position using the consultant's market data for reference. These options were granted at the closing market price on the date of grant, will vest in 2005, 2006 and 2007, and have a ten year term.

Policy with Respect to Deductibility of Compensation Expense

        It is the Committee's goal to have most of the compensation paid to the Company's Chief Executive Officer and the four other most highly compensated Executive Officers qualify as performanced-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. Compensation to those individuals has been structured so that most amounts paid will be fully deductible; however, base salary may not be fully deductible to the extent that it exceeds $1 million. The Committee believes that, in order to attract and retain outstanding executive talent, it may be necessary, and in the best interests of the Company's shareholders, to forgo some tax deduction.

Conclusion

        The Praxair compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been designed and implemented in full support of Praxair's financial, growth and other business objectives.

        The Compensation and Management Development Committee

                  Ronald L. Kuehn, Jr., Chairman
                  Claire W. Gargalli
                  Raymond W. LeBoeuf
                  G. Jackson Ratcliffe, Jr.

TABLE 1

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)	Restricted Stock Award(s)(3) ($)	Securities Underlying Options(4)	LTIP Payouts ($)	All Other Compensation(5) ($)
Dennis H. Reilley Chairman, President and Chief Executive Officer	2004 2003 2002	1,028,750 955,500 912,500	2,205,000 1,450,000 1,150,000	30,800 33,154 14,880	0 0 0	400,000 400,000 440,000	0 0 0	38,578 35,560 34,219
Stephen F. Angel Executive Vice President	2004 2003 2002	538,750 476,666 415,000	895,400 570,000 361,000	6,977 295,860 57,204	0 0 0	120,000 100,000 110,000	0 0 0	20,203 10,000 4,687
James S. Sawyer Senior Vice President and Chief Financial Officer	2004 2003 2002	413,250 388,749 373,250	516,700 396,000 298,400	0 8,298 6,630	0 0 0	100,000 90,000 93,600	0 0 0	17,992 14,578 13,997
Ricardo S. Malfitano Senior Vice President(6)	2004 2003 2002	418,750 434,427 455,300	485,500 370,000 350,520	9,455 26,694 6,308	0 0 0	80,000 68,000 0	0 0 0	0 0 0
James J. Fuchs Vice President, and President North American Industrial Gases	2004 2003 2002	351,500 338,750 330,250	530,990 238,423 206,831	— — —	0 0 0	58,000 58,000 0	0 0 0	14,181 13,645 13,002
Notes:	1)	Reported in this column are annual awards that Praxair characterizes as Performance-Based Annual Variable Compensation. For 2002 and 2003, twenty percent of the variable compensation paid was invested in Praxair Common Stock or, at the officer's option, at least 20% was deferred into "deferred stock" units. Data reported for Mr. Fuchs in each year includes amounts paid from North American Industrial Gases' profit sharing program.
	2)	Amounts reported in this column are itemized below as follows. See also "Supplemental Disclosures Regarding Executive Compensation" on page 25.
Item	Year	Mr. Reilley			Mr. Angel			Mr. Sawyer		Mr. Malfitano			Mr. Fuchs
Discount on deferred compensation(a)	2004 2003 2002		0 0 0		$ $	0 45,056 51,162		$ $	0 8,298 6,630		0 0 0			0 0 0
Company-paid financial planning services (value based on incremental cost to the company)	2004 2003 2002			(b) (b) (b)		$14,126	(b) (b)		0 0 0			(b) (b) (b)			(b) (b) (b)
Reimbursement of taxes on income imputed to executive for company-paid financial planning services	2004 2003 2002	$ $ $	5,699 6,537 6,750		$ $ $	6,977 11,698 6,042			0 0 0	$ $ $	9,455 8,800 5,928		$ $ $	6,977 9,130 7,000
Relocation benefits in excess of standard plan (value based on incremental cost to the company)	2004 2003 2002		0 0	(b)		$0 178,301 0			0 0 0		0 0	(b)		0 0	(b)
Reimbursement of taxes on income imputed to executive for non-standard relocation benefits	2004 2003 2002		$0 0 120			$0 46,679 0			0 0 0	$ $	0 17,894 380			$0 0 7,677
Reimbursement of taxes on income imputed to executive for personal use of company-paid corporate aircraft	2004 2003 2002	$ $ $	25,101 26,617 8,010			0 0 0			0 0 0		0 0 0			0 0 0
a)
Represents the value of the discount from the market value of Praxair's Common Stock that is, in effect, received by individuals who have deferred variable compensation or base salary earned in the listed years into discounted "deferred stock" units under Praxair's deferred compensation plan for management, a feature that was discontinued as of December 31, 2003. Compensation that was placed in this option must be so deferred for a minimum of 5 years.

b)
The named executive received the stated benefit but its incremental cost to the Company, when aggregated with all other personal benefits and perquisites, did not exceed $50,000 in the year.

3)	As of December 31, 2004, Mr. Reilley held a total of 50,000 shares of restricted stock. All of these shares are currently unvested and have a "value" of $2,207,500 on that date. This "value" is calculated according to SEC rules by assuming that all such shares are vested at 2004 year-end and by using the closing market price of Praxair, Inc.'s Common Stock as of December 31, 2004 ($44.15 per share). These shares actually vest in stages beginning in 2006. As of December 31, 2004, Mr. Angel held 30,000 shares of unvested restricted stock having a "value" of $1,324,500 on that date. These shares actually vest in stages beginning in 2007. Dividends are paid on Mr. Reilley's and Mr. Angel's restricted stock.
4)	Number of shares and stock prices reported in this table and its footnotes are adjusted to take into account the 2:1 split of Praxair stock effected on December 15, 2003.
5)	Amounts reported in this column represent the Praxair Savings Plan Company Match (including both qualified and unqualified match amounts) received by the executive in that year. For Mr. Sawyer, this column also includes life insurance premiums paid in his behalf and recorded as taxable income to the employee. In 2003, all split dollar life insurance policies for all officers and other senior managers were discontinued. Participants were permitted to continue the contracts with the external insurer so long as (a) the Participant pays premiums under the generally available employee life insurance plan, and (b) any additional premium paid by the Company on the contract is treated as taxable income to the employee without tax reimbursement.
6)	In 2002 and 2003, some of the reported compensation was paid to Mr. Malfitano in Brazilian Reais during his service in Brazil from 7/1/01 to 7/1/03. For purposes of this table, all Reais-based compensation is converted to U.S. dollars using an exchange rate of R$2.8892:US$1, the exchange rate as of December 31, 2003.

Supplemental Disclosures Regarding Executive Compensation

        The Compensation and Management Development Committee has done a complete review of all compensation and other benefits provided to the named executive officers. In particular, the Committee focused on any services or benefits provided to the named executive officers that could be considered personal benefits or perquisites. While the Committee believes that the benefits described below are appropriately treated as company expenses and not as personal benefits or perquisites of employment, the Committee believes that transparency in executive compensation is important in keeping and maintaining shareholder trust and confidence in Praxair. These disclosures are provided to meet this objective.

Security Related Expenses:

        For reasons of security and time management, the Board requires the Chief Executive Officer to use the Company's corporate aircraft (available for the Company's use through a time-share arrangement) for personal as well as business travel. The Committee considers this a Company benefit rather than a perquisite of employment and, therefore, has not included the value of this benefit in the Summary Compensation Table (Table 1). The aggregate incremental cost to the company for the CEO's personal use of the corporate aircraft in accordance with Board policy is: 2004, $162,050; 2003, $183,157; 2002, $96,905.

        For reasons of security, Mr. Malfitano and his spouse had use of two company-paid cars and drivers while he served in Rio de Janiero as President of Praxair's Brazilian subsidiary in 2002 and 2003. The Committee considers this a company benefit rather than a perquisite of employment and, therefore, has not included the value of this benefit in the Summary Compensation Table (Table 1). The aggregate incremental cost to the company for the cars and drivers in Brazil is: 2004, none; 2003, $42,870; 2002, $73,718.

Club Memberships:

        Three country club memberships are maintained by the Company for the purpose of business entertainment which memberships, by club rules, are in Mr. Reilley's name. By Company policy, reimbursement of club costs are authorized only when membership and use of the club facilities are judged to be important to the conduct of the Company's business. Mr. Reilley has not made personal use of these club memberships.

Financial Planning:

        In each of the years reported in the Summary Compensation Table (Table 1), Messrs. Reilley, Angel, Malfitano and Fuchs each elected to receive Company-paid financial planning services. Except for Mr. Angel in 2003, the aggregate incremental cost to the Company for providing this benefit to an individual, in combination with other personal benefits and perquisites for that individual in a year, does not exceed $50,000.

Expenses Related to Mr. Malfitano's Services in Brazil:

        During Mr. Malfitano's service in Brazil in 2002 and 2003, he had personal use of a company-paid club membership, and upon his relocation to the United States in 2003, he received some relocation benefits in excess of the standard relocation program applicable to employees generally. The aggregate incremental cost to the Company for these benefits does not exceed $50,000.

        In 2003, Mr. Malfitano relocated from Brazil to the U.S. and was paid a lump sum of $240,000 which equated to a one year amount representative of the difference between Brazilian and U.S. taxes on his expected first year's pay in the U.S. This amount was less than Mr. Malfitano would have received under the Company's expatriate policy available to all salaried employees.

        In 2002, as a consequence of his return to Brazil in 2001 from a U.S. assignment, Mr. Malfitano was paid to make up for the Brazilian FGTS (Brazilian equivalent of a funded severance) Company contributions not paid during his 1999-2000 U.S. service. The amount of this payment was $262,022 and was required by Brazilian law.

TABLE 2
OPTION GRANTS IN LAST FISCAL YEAR

	INDIVIDUAL GRANTS				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)
Name			Exercise Price ($)	Expiration Date	If Stock at $59.5850/sh 5% ($)	If Stock at $94.8791/sh 10% ($)
Dennis H. Reilley	400,000	10.2%	$36.58	2/24/2014	$9,202,000	$23,319,640
Stephen F. Angel	120,000	3.1%	36.58	2/24/2014	2,760,600	6,995,892
James S. Sawyer	100,000	2.6%	36.58	2/24/2014	2,300,500	5,829,910
Ricardo S. Malfitano	80,000	2.0%	36.58	2/24/2014	1,840,400	4,663,928
James J. Fuchs	58,000	1.5%	36.58	2/24/2014	1,334,290	3,381,348

Notes:
1) Potential realizable value is the pre-tax gain that an option holder would realize at the time of the option expiration date if (a) he or she would exercise all of the options on their expiration date, and (b) Praxair's stock price grew between the date of grant and the exercise date at the annual rate assumed in the column. This pre-tax gain is calculated by multiplying the number of options by the difference between the assumed stock price on the option expiration date and the option exercise price. The hypothetical values reflected in this table represent assumed rates of appreciation only; which rates are set by SEC rules. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on, among other factors, the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this Table will be achieved.

TABLE 3
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value(1) of Unexercised In-the-Money Options at FY-End ($)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis H. Reilley	355,000	$5,689,836	1,201,666	813,334	$25,445,939	$10,206,945
Stephen F. Angel	50,000	834,940	506,666	223,334	10,234,955	2,703,145
James S. Sawyer	219,000	3,741,886	32,400	191,200	541,728	2,342,164
Ricardo S. Malfitano	146,000	2,212,615	162,666	125,334	3,108,305	1,409,145
James S. Fuchs	34,000	823,423	143,333	96,667	2,764,251	1,124,433

Note:
1) Before Taxes. The reported dollar value is based on the difference between the exercise price of the outstanding option and the market price of Praxair's Common Stock at the close of trading on December 31, 2004. The market price on this date was $44.15 per share.

Equity Compensation Plans Information

        Table 4 provides information as of December 31, 2004 about Company stock that may be issued upon the exercise of options, warrants and rights granted to employees or members of Praxair's Board of Directors under existing equity compensation plans, including plans approved by shareholders and a plan which has not been approved by shareholders. The equity compensation plan not approved by shareholders was terminated in March 2001 and directors and officers of the Company were not eligible to participate in that plan. Shareholder approval of that plan was not required under applicable New York Stock Exchange rules. The material features of that plan, referred to as the "1996 Plan", are disclosed in Note 18 to the consolidated financial statements contained in the Company's 2004 Annual Report to Shareholders.

TABLE 4
EQUITY COMPENSATION PLANS TABLE

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	15,074,667	$28.14	21,438,942	*
Equity compensation plans not approved by security holders	6,458,608	$21.98	0
Total	21,533,275	$26.29	21,438,942
*
Includes 40,000 shares available under the shareholder-approved stock option plan for non-employee directors. This plan provides for a fixed annual grant (on April 1st) of options to purchase 5,000 shares to each non-employee director of Praxair, Inc. then active. Under the terms of the plan, no grants may be made after December 31, 2005. The shares reported in this column for that plan are calculated assuming 8 eligible grantees on the remaining grant date: April 1, 2005.

Defined Benefit or Actuarial Plans

        Table 5 illustrates the estimated annual benefits payable from Praxair's Pension Plan* at retirement at age 65 based on the assumptions shown. Calculation of benefits is uniform for all participants in the Pension Plan*, including the named executives.

TABLE 5
PENSION PLAN TABLE

	Estimated Annual Retirement Benefits at Age 65 for the Years of Company Service Credit Indicated
Average Annual Remuneration Used for Calculating Retirement Benefits
	15 Yrs	20 Yrs	25 Yrs	30 Yrs	35 Yrs	40 Yrs	45 Yrs
$750,000	168,750	225,000	281,250	337,500	393,750	450,000	506,250
1,000,000	225,000	300,000	375,000	450,000	525,000	600,000	675,000
1,250,000	281,250	375,000	468,750	562,500	656,250	750,000	843,750
1,500,000	337,500	450,000	562,500	675,000	787,500	900,000	1,012,500
1,750,000	393,750	525,000	656,250	787,500	918,750	1,050,000	1,181,250
2,000,000	450,000	600,000	750,000	900,000	1,050,000	1,200,000	1,350,000
2,250,000	506,250	675,000	843,750	1,012,500	1,181,250	1,350,000	1,518,750
2,500,000	562,500	750,000	937,500	1,125,000	1,312,500	1,500,000	1,687,500
2,750,000	618,750	825,000	1,031,250	1,237,500	1,443,750	1,650,000	1,856,250
3,000,000	675,000	900,000	1,125,000	1,350,000	1,575,000	1,800,000	2,025,000
3,250,000	731,250	975,000	1,218,750	1,462,500	1,706,250	1,950,000	2,193,750
3,500,000	787,500	1,050,000	1,312,500	1,575,000	1,837,500	2,100,000	2,362,500

        *    Calculations are based on the "Traditional Design" Pension Plan. Praxair also offered to employees a one-time option to switch to a "Cash Balance Plan" but none of the named executives elected to participate in this alternative. All new employees since July 2002 are covered under the "Cash Balance Plan."

  •
  Amounts shown are computed based upon straight life annuity amounts and are subject to an offset for Social Security benefits. Annual retirement benefits for plan participants are based on salary and bonus (variable compensation) payments as set forth in Table 1. For purposes of determining the average annual remuneration used for calculating retirement benefits, the three highest annual rates of salary and the three highest variable compensation payments received by the retiree during the previous ten years are averaged. No other forms of remuneration are included. This table reflects the combination of qualified and non-qualified pension benefits.

  •
  Credited years of service as of March 1, 2005 are as follows: Dennis H. Reilley, 30 years; Stephen F. Angel, 4 years; James S. Sawyer, 19 years, Ricardo S. Malfitano, 24 years; James J. Fuchs, 30 years.

  •
  Credited years of service for Dennis H. Reilley represent combined service with Praxair and DuPont. Mr. Reilley joined Praxair on March 6, 2000 and at that time received credit for 25.75 years of service with DuPont.

  •
  Mr. Reilley is eligible for retirement benefits under the Pension Plan*. Upon his retirement, he will receive retirement benefits under this Plan based on his combined Praxair and former employer service, less an offset for benefits received under the former employer's retirement plan.

  •
  Credited years of service reported for Mr. Malfitano represent combined service with Praxair and White Martins. Mr. Malfitano has become eligible for retirement benefits under the Praxair's Pension Plan*. Upon his retirement, he will receive retirement benefits under such plan based on his combined Praxair and White Martins service, less an offset for his benefits under the White Martins retirement plan.

  •
  Credited years of service reported for Mr. Angel represent service with Praxair. Effective January 1, 2011, assuming continuous employment, Mr. Angel will receive credit for 10.00 years of service with General Electric Corporation. Further, he will be credited with an additional 11.64 years of General Electric service on January 1, 2016. Upon his retirement, he will receive retirement benefits under the Praxair Pension Plan* based on his combined Praxair and former employer service, less an offset for benefits received under the former employer's retirement plan.

  •
  Credited years of service reported for Mr. Fuchs represent combined service with Praxair and Praxair Canada Inc. Upon his retirement, he will receive retirement benefits under the Praxair Pension Plan* based on his combined Praxair and Praxair Canada Inc. service, less an offset for his benefit under the Praxair Canada Inc. retirement plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Praxair has entered into identical Severance Compensation Agreements (the "Agreements") with Dennis H. Reilley, Stephen F. Angel, James S. Sawyer, Ricardo S. Malfitano, James J. Fuchs, and certain other officers. The Agreements are designed to retain the executives and provide continuity of management in the event of any actual or threatened change in control of Praxair. The Agreements specify circumstances which shall constitute a "Change in Control" for these purposes. These circumstances include, among others and subject to the qualifications set forth in the Agreements: (1) any consolidation or merger in which Praxair is not the continuing or surviving corporation; (2) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation; (3) acquisition by a person or group of more than 20% of Praxair's outstanding shares; and (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office prior to the change. The Agreements provide that, if the executive's employment is terminated under specified conditions after such a change in control, then the executive will be entitled to receive: (a) accrued salary, incentive compensation and benefits; (b) enhanced life, accident, health insurance and pension benefits; (c) a lump sum payment equal to three times the sum of the executive's salary and bonus; (d) reimbursement for certain of the executive's tax liabilities; and (e) outplacement and financial counseling benefits. Payments will be made by Praxair or through a grantor trust adopted by Praxair.

        The Agreements renew automatically for one year terms, unless Praxair or the executive gives notice of termination of the Agreement. Notwithstanding any such notice of termination, if a change in control occurs during the original or extended term of an Agreement, then the Agreement is automatically renewed for a period of twenty-four months beyond the term then in effect. The Agreement terminates if the executive's employment with Praxair is terminated by the executive or Praxair prior to a change in control.

THE INDEPENDENT AUDITOR

Auditor Selection and Attendance at the Meeting

        PricewaterhouseCoopers LLP served as Praxair's independent auditor for the year ended December 31, 2004 and has been selected by your Board's Audit Committee to serve in such capacity for the year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

Audit Partner and Audit Firm Rotation

        The Audit Committee's policy is that the audit engagement partner should rotate off the Company's account no less frequently than every five years. During Praxair's 12.5 years as a public company, it has had four audit engagement partners. The current engagement partner has been in place for about one year.

        With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthens the audit. Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Committee's policy regarding the hiring of auditor personnel as described below, and the Committee's practices restricting non-audit engagements of the independent auditor as described below, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship. As provided in the Audit Committee's Charter and as further described below, the Audit Committee continuously evaluates the independence and effectiveness of the independent auditor and its personnel, and the cost and quality of its audit services. The Committee will periodically consider alternatives to insure that the Committee and the Company's shareholders are receiving the best audit services available.

Auditor Independence

        As noted in the Audit Committee Charter (available on Praxair's public website, www.praxair.com) and in the Audit Committee Report presented at page 32 of this Proxy Statement, the independent auditor reports directly to that Committee and that Committee is charged with evaluating its independence.

Non-Audit Engagement Pre-Approval Policy

        To help assure independence of the independent auditor, the Audit Committee has established a policy whereby all non-audit engagements of the outside auditor must be approved in advance by the Committee or its Chairman, has set forth limitations codifying its bias against such engagements, and has adopted a guideline that, absent special circumstances, the aggregate cost of non-audit engagements in a year should not exceed the audit fees for that year. As noted on the next page in the report on independent auditor fees, such non-audit engagements were limited to less than 8% of audit fees in 2004. 100% of the Audit-Related Fees, Tax Fees and All Other Fees disclosed on the next page were pre-approved by the Committee.

Hiring Policy—Auditor Employees

        In addition, the Audit Committee has established a policy whereby no former employee of the independent auditor may be elected or appointed an officer of the Company earlier than two years after termination of the engagement or employment.

Fees Paid to the Independent Auditor

        Audit Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $4,423,000 and $2,937,000 for professional services rendered in 2004 and 2003, respectively, for the audit of Praxair's annual financial statements, the reviews of the financial statements included in Praxair's reports on Form 10-Q, attestation of management's assessment of the Company's internal controls as required by § 404 of the Sarbanes-Oxley Act of 2002 (2004 only), and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $80,000 and $206,000 for assurance and related services rendered in 2004 and 2003, respectively, that are reasonably related to the performance of the audit or review of Praxair's financial statements other than the fees disclosed in the foregoing paragraph. These fees relate primarily to due diligence services and audits required in connection with governmental contracts.

        Tax Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $160,000 and $783,000 for professional services rendered in 2004 and 2003, respectively, for tax compliance, tax advice, and tax planning. All of the 2004 amount was related to tax compliance and tax preparation, including preparation of original and amended tax returns, and claims for refunds.

        All Other Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $105,000 and $84,000 for products and services rendered in 2004 and 2003, respectively, other than those reported the foregoing paragraphs. These services relate primarily to consulting and advice in regard to local country issues for non-U.S. subsidiaries.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was last amended by the Board on October 22, 2002. A copy of the current Committee Charter is available at Praxair's public website, www.praxair.com.

        As set forth in the Charter, the management of the Company is responsible for: (1) the preparation, presentation and integrity of the Company's financial statements; (2) the Company's accounting and financial reporting principles; and (3) internal controls and procedures designed to assure compliance with applicable laws, regulations, and standards. The independent auditor is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

        The Committee has discussed with the independent auditor its independence from the Company and its management. The Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also received written confirmations from management with respect to non-audit services provided to the Company by the independent auditor in calendar year 2004 and those planned for 2005. The Committee has considered whether the provision of such non-audit services is compatible with maintaining PricewaterhouseCoopers' independence.

        In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent auditor. Accordingly, the Audit Committee's oversight does not provide an independent basis to certify that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent auditor is, in fact, "independent".

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

The Audit Committee

                      H. Mitchell Watson, Jr., Chairman
                      Raymond W. LeBoeuf
                      Wayne T. Smith
                      Robert L. Wood

DISCLOSURES CONCERNING
THE PROPOSED NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN

        The Governance and Nominating Committee and your Board believe it is in the shareholders' interest that a significant portion of the Company's directors' total compensation be in the form of equity. This, in tandem with the Director Stock Ownership Guidelines described at page 11 of this Proxy Statement, helps to assure an alignment of interests between the directors and the Company's shareholders.

        Accordingly, your Board has approved the adoption of the 2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc. (the "Plan") subject to and effective upon shareholder approval. If approved, this new Plan would replace the 1995 Directors' Stock Option Plan which would be terminated concurrently with the Plan becoming effective. The new Plan would have the effect of increasing the proportion of the directors' total compensation that is equity. The new Plan also offers flexibility to consider forms of equity other than stock options.

        Like the Company's shareholder-approved "2002 Praxair, Inc. Long Term Incentive Plan" for employees, the proposed Non-Employee Directors' Equity Compensation Plan includes:

  •
  a prohibition against option repricing without shareholder approval

  •
  a prohibition against discounted stock options

  •
  minimum vesting requirements for stock options and restricted stock

        Additional information about this new Plan has been provided below; however, the following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is attached to this Proxy Statement as Appendix 3.

        ADMINISTRATION AND AWARDS. The Plan will be administered by the Governance and Nominating Committee (the "Committee") of the Board, the members of which are independent within the meaning of applicable rules. The Plan provides for the Committee to make grants each year equal in value to such amount as the Board may determine from time to time. The grants may be in the form of stock options, stock, restricted stock or mandatory deferrals into a phantom stock account under the separate deferral plan for non-employee directors of the Company, or a combination of such forms of compensation, as determined each year by the Committee. Directors who are elected or appointed during a year shall receive a grant having a value equal to a pro-rata portion of that year's grant dollar value. In addition, for 2005, for participants who will receive a grant of stock options on or about April 1st under the existing 1995 Stock Option Plan, the total value of the grant under the Plan will be $70,000, less the value of the April 1st stock option grant. The 2004 grants under that existing plan have been valued by an external compensation consultant at $58,000. For purposes of the Plan, stock options are valued using the same methodology as the Compensation and Management Development Committee of the Board (or such other committee as the Board shall determine) uses for determining the value of stock options granted to employees of the Company. Stock and restricted stock are valued based on the closing price of the Common Stock on the grant date.

        ELIGIBILITY. All non-employee directors of the Company shall receive grants under the Plan.

        LIMITATION ON SHARES. The aggregate number of shares of Common Stock that may be granted under the Plan is 500,000. No award may be granted under the Plan after April 30, 2010.

        STOCK OPTION FEATURES. The Committee may grant non-qualified stock options. The exercise price for stock options must be no less than the closing price of the Common Stock as reported on the New York Stock Exchange-Composite Transactions on the date of grant. The option term can be no more than 10 years, and the options can be exercisable only after the earliest of: (i) such period of time as the Committee determines but in no event less than three years following the date of grant provided that stock options may be partially exercisable after no less than one year so long as the entire grant does not become exercisable until at least three years have elapsed from the date of grant; (ii) a participant's death; or (iii) a Change in Control of the Company (as defined in the Plan, substantially as described on page 29 above under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements"). The Plan provides for limited exercisability after termination of service for any reason other than for cause in which case all unexercised options are forfeited. In no event, however, may an option be exercised after the expiration date of the option. Payment of the exercise price must be in cash or already owned stock of the Company, or in a combination of cash and Company stock. The exercise price may also be satisfied by having the Company withhold shares that would otherwise be delivered to the participant pursuant to the exercise of the option.

        Repricing of outstanding stock options, or the cancellation of a stock option and replacement with an option at a lower price, is not permitted without prior shareholder approval.

        STOCK. The Committee may grant a portion or all of the annual grant under the Plan in the form of shares of Common Stock.

        RESTRICTED STOCK. Restricted stock may not be sold or transferred by the participant until all restrictions that have been established by the Committee have lapsed. The participant has, with respect to restricted stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee otherwise determines. Restricted stock is subject to a minimum vesting period of at least three years, although restricted stock may also vest earlier and is transferable, upon a participant's death or disability, or upon a Change in Control of the Company. Except for the foregoing circumstances, restricted stock is not generally transferable after termination of service until the vesting conditions have been fulfilled. Upon a participant's termination of service for cause during the period any restrictions are in effect, all restricted stock is forfeitable.

        MANDATORY DEFERRALS. The Committee may determine that all or a portion of a grant under the Plan will be automatically deferred into "phantom stock" units under the Praxair, Inc. Director's Fees Deferral Plan (see page 12 above for a description of this plan) (the "Deferral Plan"). Such mandatory deferrals will be immediately vested upon grant but shall not be payable until the earliest of (i) the participant's attainment of age 72, (ii) a date specified in the grant, (iii) the participant's death, (iv) the participant's disability, or (v) a Change in Control of the Company (as defined in the Deferral Plan). Notwithstanding the foregoing, Mandatory Deferrals are forfeitable upon a participant's termination of service for cause. Mandatory Deferrals will be credited to a stock unit account on behalf of the participant under the Deferral Plan and will be paid in cash or shares of Common Stock as elected by the participant in accordance with the terms of the Deferral Plan.

        AMENDMENT AND TERMINATION. The Board of Directors may suspend, terminate or amend the Plan but may not, without affirmative vote of a majority of all votes cast on the matter at a meeting of the shareholders of the Company (provided that the total votes cast for the matter represent over 50% of the shares entitled to vote on the matter), increase the total number of shares that may be optioned or granted under the Plan, amend the section requiring shareholder approval for the repricing of any outstanding stock option, change the eligibility requirements for participation in the Plan, or adopt any other revision that would require shareholder approval under the rules promulgated by the New York Stock Exchange.

        FEDERAL INCOME TAX CONSIDERATIONS. Under present federal income tax regulations, the following are the federal tax consequences generally arising with respect to grants made under the Plan. The grant of a stock option will create no tax consequences for the participant or the Company. Upon exercising a stock option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the exercise date, and the Company will receive a deduction for the same amount.

        With respect to shares of stock and restricted stock granted under the Plan, when such stock is granted or restricted stock becomes either transferable or not subject to a substantial risk of forfeiture, the participant must recognize ordinary income in an amount equal to the fair market value of the shares received. The Company will receive a deduction of the same amount at that time. With respect to amounts deferred under the Deferral Plan, upon settlement of the units credited under the Deferral Plan, the participant must recognize ordinary income and the Company will receive a deduction in an amount equal to the cash or fair market value of the shares received.

        The tax treatment upon disposition of shares acquired under the Plan will depend on how long the shares have been held. There will be no tax consequences to the Company upon the disposition of shares acquired under the Plan.

        NEW PLAN BENEFITS. The benefits to be received by Plan participants and the number of total units of equity securities to be granted under the Plan cannot be determined at this time since the amount of each year's grant is to be determined at the discretion of the Board and the form of grants to be made in any year is to be determined at the discretion of the Governance and Nominating Committee.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS ITEM 2, THE PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN.

MISCELLANEOUS

Shareholder Proposals for the 2006 Annual Meeting

        To be included in Praxair's proxy statement and form of proxy, proposals of shareholders intended to be presented to Praxair's 2006 Annual Meeting of Shareholders must be received in writing at Praxair's principal executive offices by November 11, 2005. Otherwise, in order for a shareholder to bring other business before that shareholder meeting, Praxair's Certificate of Incorporation requires that proper written notice be received by Praxair on or before February 24, 2006. Shareholder proposals should be directed by mail to the Assistant Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

Annual Reports

        Shareholders of record on March 1, 2005 should have received a copy of Praxair's 2004 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to Investor Relations at the address below and a copy will be sent to you.

        IN ADDITION, A COPY OF PRAXAIR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF PRAXAIR'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-2, DANBURY, CT 06810-5113.

Cost of Proxy Solicitation

        The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair's stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $7,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., Inc.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES T. BREEDLOVE, Vice President, General Counsel and Secretary
March 2, 2005

YOU ARE URGED TO PROMPTLY COMPLETE AND SUBMIT A PROXY

APPENDIX 1

CORPORATE GOVERNANCE GUIDELINES

        The Corporation shall comply with all applicable legal requirements and New York Stock Exchange standards; and the Board shall adopt such additional practices and structures that it believes will improve the Corporation's governance so as to better serve the interests of the shareholders and the other constituencies of the Corporation.

        Business Integrity, Ethics and Compliance with Laws.    The Board believes that a strong integrity, ethics, and compliance culture is (1) a social obligation to those impacted by the Corporation, (2) necessary for maintaining investor trust, and (3) a necessary condition for effective corporate governance, the absence of which cannot be overcome by formal practices and structures. The Board believes further that such culture must be driven by example and emphasis at the top of the organization.

  •
  The Board shall adopt and periodically review a Corporate Policy on Compliance with Laws and Business Integrity and Ethics, and such policy shall be equally applicable to the directors of the Corporation as it is to its officers and employees.

  •
  The Board, acting through its Audit Committee, shall oversee and monitor management's development and operation of preventative, reporting, investigation, and resolution programs for implementing that policy.

  •
  Ethical values and performance shall be significant factors in the selection of directors, the CEO, and senior management.

  •
  Each elected officer of the Corporation shall be accountable to the Board for policy compliance within his/her areas of responsibility and compliance performance shall be considered in the performance reviews and compensation determinations for such officers.

  •
  Any "related transaction" by an officer or director shall be pre-approved by a Committee of independent and disinterested directors. A "related transaction" shall mean any transaction reportable under the rule SK Item 404 of the Securities and Exchange Commission or that would violate the Board's Independence Standards.

        Role of the Board of Directors.    The duties of the Board are largely defined by Delaware law, federal statutes and regulations (notably those of the Securities and Exchange Commission), and New York Stock Exchange Listing Standards. The Board shall focus its priorities on the following core responsibilities:

  •
  Advice and counsel to management regarding significant issues facing the Corporation.

  •
  Assessing the performance of the Chief Executive Officer and senior management and setting compensation accordingly.

  •
  Succession planning and management development.

  •
  Overseeing the Corporation's integrity and ethics, compliance with laws, and financial reporting.

  •
  Evaluating and approving the Corporation's strategic direction and initiatives and monitoring implementation and results.

  •
  Monitoring the Corporation's operating results and financial condition.

  •
  Understanding and assessing risks to the Corporation and monitoring the management of those risks.

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        Board and Committee Effectiveness Assessment.    To assure that it is effectively fulfilling its role, the Board must periodically reflect on its own performance.

  •
  At least annually, the Board shall assess the Corporation's governance practices and structures; and its effectiveness as a Board in fulfilling its responsibilities and in addressing the issues facing the Corporation.

  •
  The Governance & Nominating Committee shall be responsible for organizing and initiating this assessment and shall take into account the views and recommendations of recognized governance authorities as well as national and international codes of best governance practices.

  •
  Each Board Committee, under the leadership of its Chairman, shall conduct a self-assessment of its effectiveness at least annually, including a review of its charter from the Board.

        Board Leadership.    Combining the positions of Chairman and Chief Executive Officer provides the most effective leadership model for this Corporation but, in order to assure a proper balance between the Chairman/CEO and the independent directors, and to assure effective leadership in the event of a contingency:

  •
  Regular private meetings of the independent directors shall be scheduled no less than quarterly.

  •
  The independent directors shall elect an Executive Session Presiding Director (PD) to preside at such meetings and to provide leadership in the event of the incapacitation of the Chairman or of a crisis or other event or circumstance which would make management leadership inappropriate or ineffective.

  •
  The PD shall be responsible for conducting at least annually a formal performance review of the Chief Executive Officer.

  •
  The PD may periodically advise the Chief Executive Officer of the views of the independent directors. However, it is vitally important that the Chief Executive Officer have a frank and open relationship with each director and each director must assume the responsibility of communicating frank advice and counsel directly to the Chief Executive Officer.

  •
  The Chairman shall insure that the Board's agendas, schedules, and information flow to the directors provide adequate focus, time, and background for the Board to fulfill its core responsibilities.

  •
  The Chairman shall insure that each Committee's agendas cover every item of the Committee's responsibility as set forth in the Committee's charter as adopted by the Board.

  •
  Each director shall have the right to request that items be added to the Board and Committee agendas, that additional time be allocated to discussion of an issue, and that additional information be provided by management or other sources.

  •
  The Board shall have access to management other than the Chief Executive Officer for the purposes of information gathering and management assessment and development.

        Board Structure.    Much of the oversight work of the Board shall be done through specialized Committees in which a focus and expertise can be brought to bear on important issues.

  •
  As a minimum, the Board shall have standing Committees as follows: an Audit Committee, a Governance & Nominating Committee, a Compensation & Management Development Committee, and a Finance & Pension Committee.

  •
  Each of the foregoing Committees shall be comprised only of independent directors.

  •
  The Board shall formally adopt a written charter for each Committee specifying in detail the responsibilities delegated to that Committee.

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  •
  Each Committee Charter shall provide authority to the Committee to retain and pay such external advisors as it deems necessary to fulfill its obligations.

  •
  Each Committee shall regularly report to the full Board on its reviews, actions, decisions and recommendations.

  •
  While director qualifications, anticipated retirement dates, and other considerations may constrain strict adherence to any fixed rotation policy, it shall be the goal of the Board to regularly rotate Committee Chairs and members every 3-5 years while maintaining at all times on each Committee some number of members having reasonable tenure and experience in the Committee.

  •
  The Governance & Nominating Committee shall review Committee membership at least annually and recommend to the Board any changes that may be appropriate; and the Board shall appoint Committees annually at the meeting immediately following the Annual Shareholders' Meeting.

        Board Independence and Shareowner Representation.    The Board recognizes its duties to the shareowners of the Corporation and believes that it can best fulfill those responsibilities by being and acting independent of management.

  •
  A substantial majority of the Board shall be independent.

  •
  The Board shall establish and periodically review independence standards for service on the Corporation's Board.

  •
  Board members and candidates shall be periodically evaluated for compliance with these independence standards.

  •
  Director stock ownership guidelines shall be established to insure that each director has sufficient meaningful long term stake in the performance of the company to be aligned with the interests of long term shareowners; but not so substantial to the individual's total wealth as to potentially compromise the director's independence or willingness to raise issues that may adversely affect the short-term market price.

  •
  Any director appointed by the Board to fill a vacancy shall stand for election at the next meeting of the shareholders for which inclusion of such nomination in the Corporation's proxy materials is practicable.

        Director Qualifications and Performance.    The Board acknowledges the importance of insuring that it has the mix of perspectives, experience and competencies that are appropriate to the Corporation's strategies, and its business, market, geographic, and regulatory environments. The Board also recognizes that its effectiveness is dependent on having directors who have the time to focus on the Corporation's issues, and who contribute to an open Board culture that encourages frank discussion and free exchange of information.

  •
  The Governance & Nominating Committee shall be responsible for evaluating the mix of Board member skills required in connection with filling any vacancy on the Board.

  •
  The Committee shall take into account the Chief Executive Officer's views as to areas in which management desires additional advice and counsel.

  •
  It shall be the Board's policy that any director whose principal employment materially changes from that in effect at the time s/he was first selected for service on the Corporation's Board shall offer his or her resignation as a director.

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  •
  The Board shall establish, and periodically review, a policy limiting each director's service on other public company Boards and Audit Committees to assure that the Corporation's directors are able to provide sufficient focus on their responsibilities to this Board.

  •
  The Board shall establish such tenure policies as it deems necessary to maintain an appropriate balance between fresh perspectives and energy and institutional experience and knowledge of the Corporation.

  •
  The full Board's self-assessment of its effectiveness shall include questions regarding the preparedness and contributions of directors generally. The Governance & Nominating Committee shall provide feedback to directors and suggest additional training as deemed appropriate based on this self assessment.

  •
  The Governance & Nominating Committee shall privately consider measures of director effectiveness when recommending an incumbent director for re-election.

  •
  Directors shall be periodically offered self-assessments as a way to communicate expectations and the factors by which effective directorship can be measured, to encourage reflection and self-improvement, and to provide another means for directors to identify their requests for additional training or orientation to assist them in discharging their duties as directors.

  Director Training.

  •
  Each director is responsible for his or her own continuing education.

  •
  Management shall periodically identify for the Board third party-provided continuing education programs and the Corporation shall sponsor the attendance of any director who wishes to attend any such program, as well as attendance at other like programs that may be identified by the director.

  •
  Management shall annually conduct training related to matters within the oversight responsibilities of the Audit Committee, and non-Audit Committee members shall be free to attend as well.

  •
  The Corporate Secretary will be responsible for designing and organizing an orientation program tailored to the needs of any new director.

        Director Compensation.    Compensation for the non-management directors' service to the Corporation shall be based on the following principles:

  •
  Total compensation shall be competitive with that of comparable U.S. public companies in the S&P 500.

  •
  Compensation arrangements shall be flexible enough to allow each director to balance a mix of equity and cash according to his/her own needs keeping in mind the Board's mandatory guidelines for achieving and maintaining stock ownership.

  •
  Some portion of directors' compensation will be comprised of long-term incentives which parallel the types of long term incentives granted by the Board to senior management.

Political Donations

        The Corporation shall comply with all applicable federal and state laws governing contributions of Corporate assets for political purposes.

        In accordance with law, the Corporation may administratively support one or more federal or state political action committees (PAC) comprised of the voluntary contributions of employees or retirees but

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individual donations to such PACs shall not be coerced in any way nor shall an individual's donation decision affect in any way that person's employment status or performance evaluation.

Shareholder Rights Plan Policy

        The Board will adopt or materially amend a Stockholder Rights Plan only if, in the exercise of its fiduciary responsibilities under Delaware law, and acting by a majority of its independent directors, it determines that such action is in the best interests of Praxair's shareholders. Also, if the Board adopts or materially amends a Stockholder Rights Plan, it will submit such action to a non-binding shareholder vote as a separate ballot item at the first annual meeting of shareholders occurring at least six months after such action.

        Whenever a Rights Agreement is in place, a committee of independent directors shall evaluate the Agreement annually to determine whether it continues to be in the best interests of the Company's stockholders. Among the subjects of this annual review will be consideration of whether the threshold for calling a special meeting is appropriate in view of the ownership profile of the company.

Independent Auditors

        The Audit Committee's Charter shall provide that this Committee is responsible for evaluating the independence of the Corporation's independent auditors, and adopting such policies as it deems necessary to assure that independence.

        The independent auditors shall report to the Audit Committee and that Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

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APPENDIX 2

BOARD POLICY
DIRECTOR INDEPENDENCE STANDARDS

        In order for a director to be "independent" for purposes of service on the Praxair, Inc. Board of Directors, s/he must:

  1.
  Not have been an employee within the last three years and never have been an officer of Praxair, Inc.

  2.
  Not have been an executive officer within the last three years of a company on who's Compensation Committee a present executive officer of Praxair, Inc.1 sits.

  3.
  Not be affiliated with or employed in a professional capacity by a present or former auditor of Praxair, Inc.1 within the three years after the end of either the affiliation or the auditing relationship.

  4.
  Not have an immediate family member2 who is or has been (a) an executive officer of Praxair, Inc.1 within the last three years, (b) an executive officer within the last three years of a company on who's Compensation Committee a present executive officer of Praxair, Inc.1 sits, or (c) affiliated with, or employed in a professional capacity, by a present or former auditor of Praxair, Inc.1 within the three years after the end of either the affiliation or the auditing relationship.

  5.
  Not be an immediate family member2 of any executive officer, or any other director, of Praxair, Inc.

  6.
  Not have, nor may any immediate family member2 (other than as a non-executive employee) have, received within the last three years any compensation from Praxair, Inc.1 or any other person, directly or indirectly (including, for example, fees paid to an advisory firm in which the director is a partner or has a greater than 10% equity or voting interest whether or not the director personally provided the service) for services rendered to Praxair, Inc.1 (other than standard arrangements applicable to directors generally including, without limitation, deferred compensation for prior service provided that such compensation is not contingent on continued service).

  7.
  [not used]

  8.
  Not have had a personal services contract with Praxair, Inc.1, or with any executive officer of Praxair, Inc., within the last 5 years.

  9.
  Not be, nor may any immediate family member2 be, an executive officer, partner or greater than 10% owner of any company supplying or receiving goods and services to or from Praxair, Inc.1 unless such goods and services are supplied in the ordinary course of business on an arms-length basis and their value has not exceeded within the last three years (1) 5% of the consolidated gross revenues of either company, or (2) the greater of $1 million or 2% of the other company's consolidated gross revenues.

  10.
  Not be an executive officer, partner or greater than 10% owner of any company to which Praxair, Inc.1 is indebted in an aggregate amount in excess of 5% of Praxair, Inc.'s consolidated assets.

  11.
  Not be, nor may any immediate family member2 be, (a) indebted to Praxair, Inc.1 in an amount greater than $60,000, (b) an executive officer, partner or greater than 10% owner of any entity that is so indebted, or (c) a trustee of, or have a substantial beneficial interest in, any trust or other estate that is so indebted.

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  12.
  Not have, nor may any immediate family member2 have, any direct or indirect material interest in a transaction or series of transactions to which Praxair, Inc.1 is a party and in which the transaction amount exceeds $60,000 (other than interests that arise solely from an aggregate ownership of less than 10% of Praxair or an entity furnishing services to Praxair).

  13.
  Not be a director pursuant to any arrangement or understanding with another person or group.

  14.
  Not hold, nor otherwise have voting power with respect to, greater than 50% of Praxair, Inc.'s1 outstanding voting stock, either directly, or indirectly through one or more intermediaries.

  15.
  Not be, nor may any immediate family member2 be, an employee, officer or director of a foundation, university or other non-profit organization that receives, or has received, from Praxair, Inc.1 or Praxair Foundation, Inc. in any of the last 5 years grants or endowments greater than $100,000 or greater than 1% of the total donations received by the entity in that year.

  16.
  The Board will also evaluate, on a case by case basis, any other relationship, direct or indirect, between a director and Praxair and its officers which might have the appearance of potentially impairing the director's independence of judgment. Special attention will be paid to:

  a.
  Coincident service on a non-profit or charitable Board by the director and a Praxair, Inc. officer, or the immediate family members1 of any of them.

  b.
  Close personal relationships between the director and any executive officer.

1
For purposes of these independence tests, Praxair, Inc. is intended to also refer to any consolidated subsidiary of Praxair, Inc.

2
"immediate family member" means any of the person's spouse, parents, children, siblings, mothers- and fathers-in-law, son- and daughters-in-law, and brother-and sisters-in-law and anyone (other than domestic employees) who shares the person's home.

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APPENDIX 3

PROPOSED NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN

2005 EQUITY COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS OF PRAXAIR, INC.

        Section 1.    Purpose.    The 2005 Equity Compensation Plan For Non-Employee Directors of Praxair, Inc. (hereinafter referred to as the "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Praxair, Inc. for service as members of the Board and to provide them with an ownership interest in the Company's common stock. The Plan will be beneficial to the Company and its stockholders by allowing these Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Company's stock over the long term.

        Section 2.    Definitions.

        2.1   "Board" means the Board of Directors of the Company.

        2.2   A "Change in Control of the Company" means the occurrence of any one of the following events with respect to the Company:

          (i)    individuals who, on January 1, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies [or consents] by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

          (ii)   any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)) or (E) pursuant to any acquisition by a Director participating in this Plan or any group of persons including such a Director (or any entity controlled by such a Director or by any group of persons including such a Director);

          (iii)  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect

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  directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)  The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company's assets.

        Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        2.3   "Closing Price" shall mean the closing price of the Stock as reported on the New York Stock Exchange-Composite Transactions on the closing date for which a Closing Price is to be determined under this Plan (or, if it was not traded on such date, the next preceding day such Stock was traded on an exchange included in the New York Stock Exchange-Composite Transactions).

        2.4   "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

        2.5   "Committee" shall mean the Governance and Nominating Committee of the Board or such other Committee appointed by the Board for the purpose of administering this Plan comprising two or more members of the Board all of whom are "non-employee" directors within the meaning of Rule 16b-3 under the Exchange Act.

        2.6   "Company" means Praxair, Inc.

        2.7   "Deferral Plan" means the Praxair, Inc. Director's Fees Deferral Plan as amended and restated from time to time.

        2.8   "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of twelve months or longer.

        2.9   "Mandatory Deferrals" means the amounts described and granted pursuant to Section 9 of this Plan.

        2.10 "Market Price" is the mean of the high and low prices of Stock as reported in the New York Stock Exchange-Composite Transactions on the date for which a Market Price is to be determined under this Plan (or, if it was not traded on such date, on the next preceding day such Stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions).

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        2.11 "1995 Stock Option Plan" shall mean The Praxair, Inc. 1995 Stock Option Plan for Non-Employee Directors.

        2.12 "Non-Employee Director" or "Director" means a member of the Board who is not an employee of the Company or a Subsidiary or Affiliate.

        2.13 "Participant" shall mean an individual participating in the Plan pursuant to Section 3.

        2.14 "Restricted Stock" means Stock of the Company subject to restrictions on the transfer of such Stock, conditions for forfeiture of such Stock, or any other limitations or restrictions as determined by the Committee and granted pursuant to Section 8 of this Plan.

        2.15 "Retirement" shall mean a Non-Employee Director's reaching the Board's mandatory retirement age or ceasing to serve as a Director at a later age with the approval of the Board.

        2.16 "Stock" shall mean the common stock, $0.01 par value, of the Company.

        2.17 "Stock Option" shall mean an option to purchase Stock granted pursuant to Section 6 of this Plan.

        2.18 "Subsidiary" and "Affiliate" of the Company each shall mean any entity in which the Company has a 50% or greater ownership interest, directly or indirectly.

        Section 3.    Participation.    The Participants in the Plan shall be all Non-Employee Directors.

        Section 4.    Administration.    The Plan shall be administered and interpreted by the Committee, which shall have sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive and binding upon all Participants. The Committee may request advice or assistance or employ such persons (including without limitation, legal counsel, consultants and accountants) as it deems necessary for the proper administration of the Plan. The Committee (i) shall determine the number and types of grants to be made under the Plan; (ii) shall select the types of grants to be made to Participants; (iii) shall set the exercise price, the number of options to be granted, and the number of shares to be granted out of the total number of shares available for grant; (iv) may establish administrative regulations to further the purpose of the Plan; and (v) may take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

        Section 5.    Grants.

        5.1    Annual Grants.    Each calendar year the Committee may make a grant to each Non-Employee Director in accordance with this Section 5. Except as provided in Section 5.6, if a grant is made, each Participant shall receive the identical grant without discrimination.

        5.2    Aggregate Grant Value.    The total value of each Participant's annual grant as of the date of grant shall be such amount as the Board may from time to time determine.

        5.3    Form and Terms of Grant.    The Committee shall, in its discretion, (a) select the forms of grant to be made which can be Stock Options, Stock, Restricted Stock or Mandatory Deferrals, or a combination thereof, each as more particularly described in this Plan, and (b) set the terms and conditions of such grant subject to the applicable limitations set forth in this Plan.

        5.4    Date of Grant.    To the extent feasible, and except for a grant for 2005, such grants shall be made as of the same date that annual long term incentive grants are made to the Company's officers and employees which is expected to be the date of the Board's regularly scheduled meeting in February of each year. To the extent required by law, a grant of Mandatory Deferrals under Section 9 shall be made no later than the last meeting of the Committee occurring prior to the year for which the grant is being made.

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        5.5    2005 Grant.    The first grants under this Plan shall be made at the first meeting of the Committee following the approval of this Plan by the shareholders of the Company, the date of which meeting shall be the date of grant. To reflect a grant of stock options made in 2005 under the 1995 Stock Option Plan, the total value of the initial grant under this Plan for 2005 for each Participant who received a grant of stock options in 2005 shall be (i) $70,000, less (ii) the value of the stock options granted in 2005 under the 1995 Stock Option Plan to such Participant. The value of such stock options shall be calculated using the same methodology as the Compensation and Management Development Committee of the Board used for determining the value of stock options granted to employees of the Company in 2005, but updated from the date of such employee grant to the date of the 2005 grant of options under the 1995 Stock Option Plan.

        5.6    Grants Upon Initial Election or Appointment to the Board.    With respect to a Non-Employee Director first elected at an annual meeting of shareholders of the Company or appointed by the Board during a year (including any Non-Employee Director first elected to the Board at the meeting of shareholders which approves this Plan), such Non-Employee Director shall receive a grant having a value equal to a pro-rata portion of that year's grant dollar value based on the period of time from the effective date on which such Non-Employee Director begins serving on the Board to the end of such calendar year. To the extent feasible, the pro-rata grant shall be made in the same form(s) made to other Non-Employee Directors for such year, but shall reflect the effective date of the Non-Employee Director's service on the Board as the applicable grant date.

        5.7    Valuation of Grants.    For purposes of determining the value of grants made hereunder (except for the 2005 grant), (1) the value of grants of Stock Options shall be determined using the same methodology as the Compensation and Management Development Committee (or such other Committee as determined by the Board) uses for determining the value of stock options granted to employees of the Company; and (2) the value of any grants of Stock and Restricted Stock shall be determined by the Closing Price on the date of grant.

        5.8    Types of Grants.    Grants under this Plan may be in any of the following forms of grants (or a combination thereof): (i) Stock Options; (ii) Stock, (iii) Restricted Stock, or (iv) Mandatory Deferrals.

        5.9    Maximum Amount Available.    The total number of shares of Stock (including Restricted Stock) optioned or granted under this Plan during the term of the Plan shall not exceed five hundred thousand (500,000) shares. Solely for the purpose of computing the total number of shares of Stock optioned or granted under this Plan, there shall not be counted (i) any shares which have been forfeited; and (ii) any shares covered by an option which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Company.

        5.10 Adjustment in the Event of Recapitalization, etc.

        In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to Stock Options then outstanding and in the number of shares which are available thereafter for grants under the Plan, both under the Plan as a whole and with respect to grant type, as the Committee determines are necessary and appropriate. Stock and Restricted Stock shall be adjusted in the same manner as adjustments are made for shareholders generally. Any adjustments under this Section 5.10 shall be conclusive and binding for all purposes of the Plan.

        Section 6.    Stock Options.

        6.1    Grant Types.    The Committee may grant, either alone or in combination with other forms of grant as provided in this Plan, options to purchase Stock (hereinafter referred to as "Stock Option

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grants") under such terms as the Committee establishes, subject to the limitations set forth in this Section 6. All Stock Option grants shall be non-qualified stock options.

        6.2    Exercise Price.    The exercise price of each share of Stock subject to a Stock Option grant shall be specified in the grant, but in no event shall the exercise price be less than the Closing Price on the date of grant.

        6.3    Repricing.    Without the prior approval of the Company's shareholders, the exercise price of any Stock Option grant made pursuant to this Plan shall not be changed following the date of its grant, other than such equitable changes as may arise in connection with the adjustments permitted under Section 5.10 and no Stock Option grant may be cancelled and replaced with a new Stock Option grant with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled option.

        6.4    Transferability.

          (a)   Stock Option grants shall not be transferable by the Participant other than:

            (i)    In the case of the Participant's death, pursuant to the beneficiary designation then on file with the Company, or, in the absence of such a beneficiary designation (or if the designated beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant's estate with respect to the disposition or exercise of such options);

            (ii)   In the Committee's discretion, the terms of a Stock Option may permit the Participant to transfer the Stock Option grant to (A) his or her spouse, children (including by adoption), stepchildren or grandchildren (referred to herein as the Participant's "Family Members"), (B) a trust or trusts for the exclusive benefit of such Family Members, (C) a partnership in which such Family Members are the only partners, or (D) such other persons or entities as the Committee may approve on a case-by-case basis; or

            (iii)  In the case of a transferee's death, to his/her estate without rights to further distribution.

          (b)   Any transfer pursuant to this Section 6.4 shall be subject to the following:

            (i)    there may be no consideration for any such transfer;

            (ii)   the stock option agreement pursuant to which such Stock Option grant is made must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4; and

            (iii)  subsequent transfers of transferred Stock Option grants shall be prohibited except those in accordance with this Section 6.4.

          (c)   Following transfer, any transferred Stock Option grant shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of death, Disability, Retirement and termination of service as a Non-Employee Director with respect to an outstanding Stock Option grant shall be in relation to the original grantee Participant notwithstanding an earlier transfer of the Stock Option grant. Following such events, the Stock Option grant shall be exercisable by the transferee only to the extent and for the periods specified in Sections 6.6 and 6.7 hereof.

        6.5    Duration of Stock Option Grants.    A Stock Option grant by its terms shall be of no more than ten (10) years' duration.

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        6.6    Initial Exercisability.    A Stock Option grant by its terms shall be exercisable only after the earliest of:

            (i)    such period of time as the Committee shall determine and specify in the grant, but in no event less than three years following the date of grant, provided that Stock Options may be partially exercisable after no less than one (1) year so long as the entire grant does not become fully exercisable until at least three (3) years have elapsed from the date of grant;

            (ii)   the Participant's death; or

            (iii)  a Change in Control of the Company.

        In the event of the Participant's Disability, Retirement, resignation or the termination of the Participant's service as a Non-Employee Director other than for cause, a Stock Option grant shall not be exercisable at the time of such event but shall become exercisable at the time specified in clauses (i), (ii) and (iii) above. Notwithstanding the foregoing, in the event of a Participant's Retirement, resignation or termination of service as a Non-Employee Director prior to the first anniversary date after the date of a Stock Option grant, such Stock Option grant shall not be exercisable but shall be immediately forfeited.

        6.7    Exercise Period.    A Stock Option grant is only exercisable by a Participant (or, if the Stock Option grant has been duly transferred pursuant to Section 6.4, the transferee) while the Participant is in active service as a Non-Employee Director, except:

            (i)    in the case of a Participant's death, the Stock Option grant shall remain exercisable by the transferee of the grant during a three (3) year period following the date of death;

            (ii)   in the case of a Participant's Retirement or Disability, the Stock Option grant, to the extent not forfeited in accordance with Section 6.6 above, shall remain exercisable during the original grant duration as specified in the grant agreement; or

            (iii)  in the case of a resignation or termination of the Participant's service as a Non-Employee Director other than for cause, the Stock Option grant shall remain exercisable during a three (3) year period commencing on the effective date of such resignation or termination; or

            (iv)  in the case of a resignation or termination of the Participant's services as a Non-Employee Director within two (2) years after a Change in Control of the Company, unless such termination of services is for cause, the Stock Option grant shall remain exercisable during a three-year period commencing on the effective date of termination; or

            (v)   if the Committee decides that it is in the best interest of the Company to permit individual exceptions.

        In no event may a Stock Option grant be exercised after its expiration date.

        6.8    Manner of Exercise.    A Stock Option grant may be exercised by the Participant (or, if the Stock Option grant has been duly transferred pursuant to Section 6.4, the transferee) with respect to part or all of the shares subject to the option by giving written notice to the Company or its designee of the exercise of the option according to such procedures as the Committee may establish.

        6.9    Payment of Exercise Price.    The exercise price for the shares for which an option is exercised shall be paid by the exerciser within three (3) business days after the date of exercise and the terms of the Stock Option grant may provide that the exerciser price may be paid:

          (a)   in cash;

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          (b)   in whole shares of Stock owned by the exerciser prior to exercising the option provided such shares have been held by the exerciser for at least six months;

          (c)   by having the Company withhold shares that otherwise would be delivered to the exerciser pursuant to the exercise of the option in an amount equaling in value the exercise price;

          (d)   in a combination of either cash and delivery of shares, or cash and withholding of shares; or

          (e)   by whatever other means the Committee may deem appropriate, other than by a loan by the Company to the exerciser.

        The Company shall establish procedures in connection with payments pursuant to (b), (c), (d), and (e) above, to ensure that the Plan does not become subject to variable accounting by virtue of such payment methods. Shares of stock shall not be delivered to the exerciser until the full exercise price has been paid. The value of any share of Stock delivered or withheld in payment of the exercise price shall be its Market Price on the date the option is exercised.

        Section 7.    Grants of Stock.    The Committee may grant, either alone or in addition to other grants made under the Plan, shares of Stock.

        Section 8.    Grants of Restricted Stock.

        8.1    Grant Types.    The Committee may grant, either alone or in addition to other grants made under the Plan, shares of Restricted Stock under such terms as the Committee establishes, subject to the limitations set forth in this Section 8.

        8.2    Vesting Periods.    Restricted Stock shall be vested and transferable only after the earliest of;

            (i)    such period of time as the Committee shall determine and specify in the grant, but in no event less than three years following the date of grant;

            (ii)   the Participant's death;

            (iii)  the Participant's Disability; or

            (iv)  a Change in Control of the Company.

        In the event of a Participant's Retirement, resignation or termination of service as a Non-Employee Director other than for cause, the Restricted Stock shall be vested but not transferable at the time of such event but shall become transferable at the time specified in clauses (i) through (iv) above, except that if the Restricted Stock is taxable income to the Director at the time of such event, then the Director may sell or transfer up to thirty-five percent (35%) of the Restricted Stock at any time after such event.

        8.3    Forfeitures of Restricted Stock.    In the event a Director's services as a Director are terminated for cause, any non-vested Restricted Stock shall be forfeited, unless the Committee shall otherwise determine that it is in the best interests of the Company to permit individual exceptions.

        8.4    Rights as a Stockholder.    The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine.

        8.5    Transferability.    Restricted Stock may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed.

        Section 9.    Mandatory Deferrals

        9.1    Grant Type.    The Committee may grant amounts, either alone or in addition to other grants made under the Plan, which shall be mandatorily deferred under the terms of the Deferral Plan. Such

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amounts shall be credited to the Director's Stock Unit Account under the Deferral Plan as of the date of grant and shall be paid out upon the earliest of:

            (i)    the Director's attainment of age 72;

            (ii)   such date as specified in the grant of Mandatory Deferrals under the 2005 Equity Compensation Plan but such date shall be not less than five (5) years after the date of grant of the Mandatory Deferrals;

            (iii)  the Director's death;

            (iv)  the Director's Disability; or

            (v)   a Change in Control as defined in the Deferral Plan.

        Payment shall be made in the form of cash or stock as elected by the Director in accordance with the terms of the Deferral Plan.

        9.2    Forfeiture.    A Director whose services as a Director are terminated for cause shall forfeit any amounts in the Director's Stock Unit Account of the Deferral Plan relating to Mandatory Deferrals.

        Section 10.    General Provisions.

        10.1    Assignment.    Subject to the provisions of Section 6.4, if applicable, any assignment or transfer of any grants without the written consent of the Company shall be null and void.

        10.2    No Trust.    Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

        10.3    Cancellation and Rescission of Grants.

          (a)   The Committee shall have the discretion with respect to any grant made under this Plan to establish upon its grant conditions under which (i) the grant may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with a grant or a grant's exercise may be recovered; provided that such conditions and their consequences are (A) clearly set forth in the grant agreement or other grant document; and (B) fully comply with applicable laws.

          (b)   The Committee may require, upon exercise, payment or delivery pursuant to a grant, that the Participant certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the grant.

        10.4    Payment of Taxes.    To enable the Company to meet any applicable federal, state, local or foreign withholding tax requirements arising as a result of the exercise of a Stock Option or the grant, vesting or payment of Stock or Restricted Stock, a Participant or the Participant's estate shall pay to the Company the amount of tax to be withheld, or may elect to satisfy such obligation:

          (a)   By delivering to the Company other shares of Stock owned by the Participant for at least six months prior to the Option exercise or grant, vesting or payment of the Stock or Restricted Stock;

          (b)   by making a payment to the Company consisting of a combination of cash and such shares of Stock; or

          (c)   if the exerciser or grantee is the Participant, by having the Company withhold shares that otherwise would be delivered to the Participant pursuant to the Option exercise or grant, vesting or payment of the Stock or Restricted Stock for which the tax is being withheld, provided that withholding by such method shall be limited to the minimum required applicable tax withholding.

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        Such an election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to disapprove such election. Any such election must be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any share of Stock to be withheld by the Company or delivered to the Company pursuant to this Section 10.4 shall be the Market Price on the date used to determine the amount of tax to be withheld.

        The Company shall establish procedures in connection with payments pursuant to (a), (b), and (c) above, to ensure that the Plan does not become subject to variable accounting by virtue of such payment methods.

        10.5    Termination of Prior Plan.    Following the approval of this Plan by the shareholders of the Company, no further stock options will be granted to Non-Employee Directors under the 1995 Stock Option Plan.

        10.6    Effect of Participation.    Participation in this Plan shall not provide any Participant the right to continue service as a Director of the Company.

        10.7    Termination for Cause.    For purposes of Sections 6, 8 an 9 of this Plan, a Director who is not nominated for re-election to the Board or a Director who is not re-elected to the Board by the shareholders of the Company, shall not be considered a Director whose services as a Director were terminated for cause unless the Board duly adopts a resolution specifying otherwise and setting forth the reasons such event shall be deemed a termination for cause.

        Section 11.    Amendment, Suspension, or Termination.

        11.1 The Board may suspend, terminate, or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the affirmative vote of a majority of all votes duly cast on the matter at a meeting of the stockholders of the Company (provided that the total votes cast on the matter represent over 50% of the shares entitled to vote on the matter): (a) increase the total number of shares of Stock that may be optioned or granted under this Plan; (b) amend Section 6.3 with respect to re-pricing of Stock Option grants; (c) change the eligibility requirements for participation in the Plan; or (d) adopt any other material revision to this Plan that would require the approval of the stockholders under the rules promulgated by the New York Stock Exchange.

        11.2 It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations and other authority. If any provision of this Plan is later found not to be in compliance with such rules and regulations, the provisions shall be deemed null and void. All grants to, and exercises of options under, this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

        Section 12.    Governing Law.

        The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

        Section 13.    Effective Date and Duration of the Plan.

        This Plan shall be effective upon approval of this Plan by the shareholders of the Company. No further grants shall be made under the Plan after April 30, 2010.

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PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.
for the Annual Meeting of Shareholders on April 26, 2005

        I (we) hereby authorize James S. Sawyer and James T. Breedlove, or either of them, and each with the power to appoint his substitute, to vote as Proxy for me (us) at the Annual Meeting of Shareholders to be held at the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut on April 26, 2005 at 9:30 A.M., or any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. The proxies will vote as the Board of Directors recommends where I (we) do not specify a choice.

        For Participants in the Praxair, Praxair Distribution, Praxair Healthcare Services, Praxair Puerto Rico or Dow Chemical Company Savings Programs: As to those shares of Praxair, Inc., if any, that are held for me in the aforementioned Savings Programs, I instruct the Trustee of the applicable Savings Program to sign a proxy for me in substantially the form set forth above and on the reverse side. The Trustee shall mark the proxy as I specify. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

PRAXAIR, INC.

(Continued, and to be marked, dated and signed, on the other side)

\/    FOLD AND DETACH HERE    \/

ANNUAL MEETING OF SHAREHOLDERS—APRIL 26, 2005 AT 9:30 A.M.
SHERATON DANBURY—DANBURY, CT

IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE NOTE:

*
Only shareholders and their accompanying guests, and the invited guests of Praxair, will be granted admission to the Annual Meeting.

*
To assure admittance, please bring:

—
a copy of your broker or bank statement evidencing your ownership of Praxair shares on or after the March 1, 2005 record date

—
a photo ID, if you hold shares as of March 1, 2005 in certificate or book form or in the Praxair, Inc. Dividend Reinvestment and Stock Purchase Plan ("DRISP")

—
your Praxair ID, if you are an employee shareholder

*
The Annual Meeting will start promptly at 9:30 A.M. on Tuesday, April 26, 2005.

DIRECTIONS:

From Points West of Danbury:

        Take I-84 East to Exit 2 (Mill Plain Road) in Danbury. Go to the bottom of the ramp and turn left. Go to the second light and turn right (Mill Plain Road). Go to the next light and turn right (Old Ridgebury Road). Go up the hill and the Sheraton Danbury is on your left.

From Points East of Danbury:

        Take I-84 West to Exit 2A (Old Ridgebury Road) in Danbury. The exit ramp circles around and up over the highway. The Sheraton Danbury is on your left.

BY MARKING THIS CARD, YOU ARE VOTING ALL OF YOUR PRAXAIR COMMON AND SAVINGS PLAN STOCK HOLDINGS.	Vote MUST be indicated (X) in Black or Blue Ink	☒
	For	With- hold	For All Except
1. Election of Directors. The Board of Directors recommends a vote "FOR" the nominees listed below	☐	☐	☐
Nominees: (01) José Alves, (02) Ira D. Hall, (03) Raymond W. LeBoeuf, (04) Wayne T. Smith, (05) Robert L. Wood

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name in the space provided below. Such a mark will be deemed a vote "FOR" all nominees other than those listed as exceptions.)
Exceptions:

The Board of Directors recommends a vote "FOR" Proposals 2 and 3.	For	Against	Abstain
2. Proposal to Approve a Non-Employee Directors' Equity Compensation Plan.	☐	☐	☐
3. Proposal to Ratify the Appointment of the Independent Auditor.	☐	☐	☐
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Check here if you -----> Consent to future electronic delivery of Annual Report/Proxy Statement (see explanation at page 6 of the Proxy Statement)	☐
Check here if you -----> Have written comments or change of address on this card	☐
Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

* * *    IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW    * * *

/*\    FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL    /*\

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.
By Mail; or
2.
By Telephone (using a Touch-Tone Phone); or
3.
By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 A.M. Eastern Time, April 26, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to 3 A.M. Eastern Time, April 26, 2005.	Prior to 3 A.M. Eastern Time, April 26, 2005, go to
1-888-216-1276	https://www.proxyvotenow.com/pxa

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE:

Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet.Whether you vote by Internet, by telephone or by mail, you will be given an opportunity to consent to future electronic delivery. See page 6 of the proxy statement for more information about this option. For your convenience, these materials are now available for viewing and downloading as follows:

2004 Annual Report: www.praxair.com/annualreport
2005 Notice of Meeting and Proxy Statement: www.praxair.com/proxy

Your vote is important!

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2005
PROXY AND VOTING PROCEDURES
HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE
SHAREHOLDERS SHARING AN ADDRESS
SHARE OWNERSHIP
CORPORATE GOVERNANCE AND BOARD PRACTICES
THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
SHAREHOLDER RETURN
EXECUTIVE COMPENSATION
Compensation and Management Development Committee Report on Executive Compensation
TABLE 1 SUMMARY COMPENSATION TABLE
TABLE 2 OPTION GRANTS IN LAST FISCAL YEAR
TABLE 3 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
TABLE 4 EQUITY COMPENSATION PLANS TABLE
TABLE 5 PENSION PLAN TABLE
THE INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT
DISCLOSURES CONCERNING THE PROPOSED NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN
MISCELLANEOUS
APPENDIX 1
CORPORATE GOVERNANCE GUIDELINES
APPENDIX 2
BOARD POLICY DIRECTOR INDEPENDENCE STANDARDS
APPENDIX 3 PROPOSED NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN 2005 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS OF PRAXAIR, INC.
PROXY/VOTING INSTRUCTION CARD
(Continued, and to be marked, dated and signed, on the other side)
ANNUAL MEETING OF SHAREHOLDERS—APRIL 26, 2005 AT 9:30 A.M. SHERATON DANBURY—DANBURY, CT